SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
REGIONS FINANCIAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

417 North 20th Street
Birmingham, Alabama 35203
Telephone 205 944-1300
To the Stockholders:
      You are cordially invited to attend the annual meeting of the stockholders of Regions Financial Corporation, to be held at 10:00 a.m., local time, on May 18, 2006, at the Regions Bank Operations Center, 201 Milan Parkway, Birmingham, Alabama, 35209.
      The formal notice of the annual meeting follows on the next page. Enclosed with this proxy statement are your proxy card and a postage-paid envelope to return your proxy card.
      We hope you will plan to attend the stockholders’ meeting. However, in order that we may be assured of a quorum, we urge you to sign and return the enclosed proxy card in the postage-paid envelope provided, or otherwise vote your shares by telephone or on the Internet as described in the proxy statement, as promptly as possible, whether or not you plan to attend the meeting in person. If you do attend the meeting, you may withdraw your proxy.
      A reception and coffee will be held from 9:00 a.m. until 10:00 a.m., in the Regions Bank Operations Center. We hope you will find it convenient to come early enough to enjoy this social time prior to the stockholders’ meeting.

Carl E. Jones, Jr.
Chairman of the Board
April 5, 2006

REGIONS FINANCIAL CORPORATION
417 North 20th Street
Birmingham, Alabama 35203
Telephone 205 944-1300

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held May 18, 2006

       Regions Financial Corporation will hold its annual meeting of stockholders at Regions Bank Operations Center, 201 Milan Parkway, Birmingham, Alabama 35209 at 10:00 a.m., local time, on May 18, 2006, to consider and vote upon the following matters:

1.	Electing the three nominees for director named in the attached proxy statement as directors of Regions, to serve as directors with terms expiring at the 2009 annual meeting of stockholders, in each case until their successors are duly elected and qualified;

2.	Approving the Regions Financial Corporation 2006 Long Term Incentive Plan;

3.	Ratifying the appointment of Ernst & Young LLP as Regions’ independent auditors for the year 2006;

4.	A shareholder proposal, which the board of directors and management oppose, to recommend the annual election of all directors instead of electing directors for staggered three-year terms; and

5.	Such other business as may properly come before the meeting or any adjournment or postponement thereof.
      The Regions board of directors has fixed the close of business on March 23, 2006, as the record date for the annual meeting. This means that Regions stockholders of record at such time are entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement of the annual meeting. A complete list of Regions stockholders of record entitled to vote at the annual meeting will be made available for inspection by any Regions stockholder for ten days prior to the annual meeting at the principal executive offices of Regions and at the time and place of the annual meeting.
      Whether or not you plan to attend the annual meeting, please submit your proxy with voting instructions. To submit your proxy by mail, please complete, sign, date and return the accompanying proxy card in the enclosed self-addressed, stamped envelope. Alternatively, you may use the toll-free telephone number indicated on the proxy card to vote by telephone or visit the website indicated on the proxy card to vote on the Internet. This will not prevent you from voting in person, but it will help to secure a quorum and avoid added solicitation costs. Any holder of Regions common stock who is present at the annual meeting may vote in person instead of by proxy, thereby canceling any previous proxy. In any event, a proxy may be revoked in writing at any time before the annual meeting.

By Order of the Board of Directors

R. Alan Deer
Corporate Secretary
April 5, 2006

REGIONS FINANCIAL CORPORATION
417 North 20th Street
Birmingham, Alabama 35203
Telephone 205 944-1300

PROXY STATEMENT
FOR 2006 ANNUAL MEETING OF STOCKHOLDERS

       Regions Financial Corporation (“Regions”) is furnishing this proxy statement to the stockholders in connection with the 2006 annual meeting of stockholders to be held on Thursday, May 18, 2006, at 10:00 a.m., local time, at the Regions Bank Operations Center, 201 Milan Parkway, Birmingham, Alabama, 35209, and at any adjournment thereof. The matters to be considered and acted upon are (1) the election of three nominees as directors of Regions, (2) the approval of the Regions Financial Corporation 2006 Long Term Incentive Plan (the “2006 Long Term Incentive Plan”), (3) the ratification of the appointment of Ernst & Young LLP as independent auditors of Regions for the 2006 fiscal year, (4) the consideration of a shareholder proposal, which the board of directors and management oppose, to recommend the annual election of all directors instead of electing directors for staggered three-year terms, and (5) such other business as may properly come before the meeting.
      Your proxy is solicited on behalf of the board of directors of Regions. You may revoke your proxy at any time before it is voted at the annual meeting. You may submit your proxy by signing and dating the enclosed proxy card and returning it in the envelope provided or by voting by telephone or on the Internet by following the instructions provided in the proxy statement. All properly submitted proxies delivered pursuant to this solicitation will be voted at the meeting and in accordance with instructions, if any.
      Participants in Regions 401(k) plan, the Computershare Investment Plan for Regions Financial Corporation, and the Directors Stock Investment Plan, please note that the enclosed proxy card also constitutes the voting instruction form for shares allocated to you under these plans and covers all shares you are entitled to vote under the plan or plans, in addition to shares you may hold directly. Signing and returning the proxy card, or voting by telephone or on the Internet as explained below, will enable voting of all shares, including those held in such plans.
      We are mailing this proxy statement, together with the proxy card and annual report for the year ended December 31, 2005, starting on or about April 10, 2006, to the stockholders entitled to vote at the meeting.
The date of this proxy statement is April 5, 2006.

INFORMATION ABOUT REGIONS
      Regions is a financial holding company headquartered in Birmingham, Alabama which operates throughout the South, Midwest and Texas. Regions’ operations consist of banking, brokerage and investment services, mortgage banking, insurance brokerage, credit life insurance, leasing, commercial accounts receivable factoring and specialty financing. At December 31, 2005, Regions had total consolidated assets of approximately $84.8 billion, total consolidated deposits of approximately $60.4 billion and total consolidated stockholders’ equity of approximately $10.6 billion.
      Regions is a Delaware corporation that on July 1, 2004, became the successor by merger to Union Planters Corporation (“Union Planters”) and the former Regions Financial Corporation. Regions’ principal executive offices are located at 417 North 20th Street, Birmingham, Alabama 35203, and its telephone number at such address is (205) 944-1300.
VOTING, REVOCABILITY AND SOLICITATION OF PROXIES
Voting Procedures and Revocation
      You should complete and return the proxy card accompanying this proxy statement to ensure that your vote is counted at the annual meeting, regardless of whether you plan to attend the annual meeting. If you are a registered stockholder (that is, you hold stock certificates registered in your own name), you may also vote by telephone or through the Internet, by following the instructions described on your proxy card. If your shares are held in nominee or “street name” you will receive separate voting instructions from your broker or nominee with your proxy materials. Although most brokers and nominees offer telephone and Internet voting, availability and specific processes will depend on their voting arrangements. You can revoke the proxy at any time before the vote is taken at the annual meeting by submitting to Regions’ corporate secretary written notice of revocation or a properly executed proxy of a later date, or by attending the annual meeting and voting in person. Written notices of revocation and other communications about revoking Regions proxies should be addressed to:

Regions Financial Corporation
417 North 20th Street
Birmingham, Alabama 35203
Attention: R. Alan Deer
Corporate Secretary
      If your shares are held in street name, you should follow the instructions of your broker regarding the revocation of proxies.
      All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with the instructions on the proxy card. If you make no specification on your proxy card as to how you want your shares voted before signing and returning it, your proxy will be voted “FOR” approval of the election of the nominated directors, “FOR” approval of the 2006 Long Term Incentive Plan, “FOR” ratification of the appointment of Ernst & Young LLP as independent auditors, and “AGAINST” the shareholder proposal to recommend the annual election of all directors. The Regions board of directors is currently unaware of any other matters that may be presented for action at the annual meeting. If other matters properly come before the annual meeting, or at any adjournment or postponement thereof, we intend that shares represented by properly submitted proxies will be voted, or not voted, by and at the discretion of the persons named as proxies on the proxy card.
Solicitation of Proxies
      We will bear the entire cost of soliciting proxies from you. In addition to solicitation of proxies by mail, we will request that banks, brokers and other record holders send proxies and proxy material to the beneficial owners of Regions common stock and secure their voting instructions, if necessary. We will reimburse the record holders for their reasonable expenses in taking those actions. We have also made arrangements with D.F. King & Co., Inc. to assist us in soliciting proxies and have agreed to pay that company $12,000 plus reasonable expenses for these services. If necessary, we may also use several of our regular employees, who will not be specially compensated, to solicit proxies from Regions stockholders, either personally or by telephone, telegram, facsimile or letter.
      This is the first mailing of proxy solicitation materials to stockholders.
Quorum Requirement
      The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Regions common stock is necessary to constitute a quorum at the annual meeting. Abstentions and broker nonvotes will be counted solely for the purpose of determining whether a quorum is present. An unvoted proxy submitted by a broker is sometimes referred to as a broker nonvote.
Information about Votes Necessary for Action to be Taken
      The three nominees for director to be elected at the annual meeting will be elected at the meeting by a plurality of all the votes cast at the meeting, meaning that the three nominees for director with the most votes will be elected. Regions’ certificate of incorporation does not authorize cumulative voting in the election of directors.
      The 2006 Long Term Incentive Plan will be approved if a majority of the shares represented at the annual meeting vote in favor.
      The appointment of Ernst & Young LLP as independent auditors of Regions for the 2006 fiscal year will be ratified if a majority of the shares represented at the annual meeting vote in favor.
      The shareholder proposal to recommend the annual election of all directors will be adopted if a majority of the shares represented at the annual meeting vote in favor. Because the shareholder proposal relates to a nonbinding recommendation of the stockholders to the board of directors, the vote required for approval of the proposal is less than the vote that would be required for the stockholders to approve an amendment to the certificate of incorporation effecting such a change.
      Abstentions and broker nonvotes will have no effect on the vote on the election of directors, but will have the same effect as a vote against approval of the 2006 Long Term Incentive Plan, against the ratification of the appointment of Ernst & Young LLP as independent auditors of Regions for the 2006 fiscal year, and against the shareholder proposal to recommend the annual election of all directors.
Attending The Meeting
      If you wish to vote your shares of Regions common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.
Participants in the Regions 401(k) Plan or Other Plan
      If you are a participant in the Regions 401(k) Plan, please note that the proxy card also constitutes the voting instruction form and covers all shares you may vote under the plan. Under the terms of the plan, the trustee or administrator votes all shares held by the plan, but each participant may direct the trustee or administrator how to vote the shares of Regions common stock allocated to his or her plan account. If you own shares through the Regions 401(k) plan and do not vote, the plan trustee or administrator will vote the shares in favor of proposals 1, 2, and 3, against proposal 4, and in accordance with the terms of the plan. The deadline for returning your voting instructions is May 15, 2006.
      If you are a participant in the Computershare Investment Plan for Regions Financial Corporation and/or the Directors Stock Investment Plan, please note that the proxy card also constitutes the voting instruction form and covers all shares allocated to your account under these plans. If you do not return your proxy card, or vote by telephone or over the Internet, your shares in these plans will not be voted. If you return your proxy card without indicating your voting instructions, the shares will be voted in favor of proposals 1, 2, and 3 and against proposal 4.
Voting by Telephone or the Internet
      Many stockholders of Regions have the option to submit their proxies or voting instructions electronically by telephone or the Internet instead of submitting proxies by mail on the enclosed proxy card. Please note that there are separate arrangements for using the telephone and the Internet depending on whether your shares are registered in Regions’ stock records in your name or in the name of a brokerage firm or bank. Regions stockholders should check their proxy card or the voting instructions forwarded by their broker, bank or other holder of record to see which options are available.
      The telephone and Internet procedures described below for submitting your proxy or voting instructions are designed to authenticate stockholders’ identities, to allow stockholders to have their shares voted and to confirm that their instructions have been properly recorded. Stockholders submitting proxies or voting instructions via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that will be borne by the stockholder.
      Regions holders of record may submit their proxies:

•	by telephone, by calling the toll-free number indicated on their proxy card and following the recorded instructions; or

•	through the Internet, by visiting the website indicated on their proxy card and following the instructions.
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
      As of March 23, 2006, Regions had issued 477,624,928 shares of common stock, of which 456,678,128 shares were outstanding and 20,946,800 shares were held as treasury stock. Stockholders are entitled to one vote for each share on all matters to come before the meeting. Only stockholders of record at the close of business on March 23, 2006, will be entitled to vote at the meeting or any adjournment thereof.
Security Ownership of Certain Beneficial Owners
      As of December 31, 2005, Regions Bank beneficially held in a fiduciary capacity for others under numerous trust relationships, 20,160,039 shares or 4.4% of Regions’ outstanding common stock. Regions Bank’s trust department has sole voting power with respect to 18,228,911 of these shares or 4.0%, shared voting power with respect to 541,410 of these shares, sole dispositive power with respect to 4,329,117 of these shares and shared dispositive power with respect to 2,165,913 of these shares. No entity is known to Regions to be the beneficial owner of more than five percent of any class of voting securities.
Security Ownership of Directors and Management
      The following table presents information about beneficial ownership of Regions common stock by the directors and certain executive officers of Regions as of the record date. Unless otherwise indicated, each person has sole voting and investment powers over the indicated shares. A person is deemed to be a beneficial owner of any security of which that person has the right to acquire beneficial ownership within 60 days from the record date. The footnotes to the table indicate how many shares each person has the right to acquire within 60 days of the record date. The shares of Regions common stock which are issuable to a person listed below upon exercise of the vested portion of the outstanding options are assumed to be outstanding for the purpose of determining the percentage of shares beneficially owned by that person.

	Amount and Nature of Beneficial
	Ownership as of March 23, 2006

Name of Beneficial Owner/Number in Group	No. of Shares		% of Class

Directors including nominees for director
Samuel W. Bartholomew, Jr.	73,777	(1)	*
George W. Bryan	112,275	(2)	*
James S.M. French	158,689	(3)	*
Margaret H. Greene	2,300	(4)	*
James E. Harwood	171,718	(5)	*
Richard D. Horsley	1,239,134	(6)	*
Carl E. Jones, Jr.	1,199,249	(7)	*
Parnell S. Lewis, Jr.	40,419	(8)	*
Susan W. Matlock	8,611	(9)	*
Jackson W. Moore	3,420,020	(10)	*
Allen B. Morgan, Jr.	4,316,012	(11)	*
Jorge M. Perez	29,300	(12)	*
Malcolm Portera	440	(13)	*
John R. Roberts	61,691	(14)	*
Michael S. Starnes	62,354	(15)	*
W. Woodrow Stewart	14,028	(16)	*
Lee J. Styslinger III	4,915	(17)	*
Richard A. Trippeer, Jr.	558,357	(18)	*
Robert R. Waller	52,400	(19)	*
John H. Watson	231,018	(20)	*
Spence L. Wilson	449,618	(21)	*
Harry W. Witt	3,333	(22)	*
Other named executive officers (See summary compensation table)
Peter D. Miller	746,066	(23)	*
Samuel E. Upchurch, Jr.	583,955	(24)	*
Directors and executive officers as a group 37 persons	17,178,978		3.7%

*	Less than 1%.

(1)	Excludes 3,901 shares allocated to Mr. Bartholomew under Regions’ Directors’ Deferred Stock Investment Plan; includes 717 shares held by affiliates of Mr. Bartholomew and 70,285 shares issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days after March 23, 2006.
(2)	Excludes 1,984 shares allocated to Mr. Bryan under Regions’ Directors’ Deferred Stock Investment Plan; includes 1,500 shares held by Mr. Bryan’s spouse and 97,400 shares issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days after March 23, 2006.
(3)	Excludes 23,044 shares allocated to Mr. French under Regions’ Directors’ Deferred Stock Investment Plan; includes 123,460 shares held by an affiliate of Mr. French and 6,600 shares held by Mr. French’s spouse.

(4)	Excludes 9,034 shares allocated to Ms. Greene under Regions’ Directors’ Deferred Stock Investment Plan.
(5)	Excludes 4,309 shares allocated to Mr. Harwood under Regions’ Directors’ Deferred Stock Investment Plan; includes 43,463 held in Mr. Harwood’s IRA, 2,288 shares held by Mr. Harwood’s spouse, and 22,400 shares issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days after March 23, 2006.
(6)	Includes 134,693 shares of restricted stock issued under Regions’ 1999 Long Term Incentive Plan, 5,750 shares held in Regions’ 401(k) plan, and 634,662 shares issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days after March 23, 2006.
(7)	Includes 183,688 shares of restricted stock issued under Regions’ 1999 Long Term Incentive Plan, 16,239 shares held in Regions’ 401(k) plan, and 337,528 shares issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days after March 23, 2006; also includes 33,071 shares held by Mr. Jones’ spouse.
(8)	Excludes 4,309 shares allocated to Mr. Lewis under Regions’ Directors’ Deferred Stock Investment Plan; includes 18,989 shares issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days after March 23, 2006.
(9)	Excludes 10,107 shares allocated to Ms. Matlock under Regions’ Directors’ Deferred Stock Investment Plan.

(10)	Includes 43,780 shares subject to stock option deferral agreements, receipt of which has been deferred, 28,889 shares held in Regions’ 401(k) plan, and 1,683,736 shares issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days after March 23, 2006; also includes 318,524 shares held by Mr. Moore’s spouse and 2,092 shares held in a family trust.
(11)	Includes 12,098 shares of restricted stock issued under Regions’ 1999 Long Term Incentive Plan and 269,432 shares issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days after March 23, 2006; also includes 366,986 shares held by Mr. Morgan’s spouse, children, and a trust for Mr. Morgan’s children.
(12)	Excludes 3,735 shares allocated to Mr. Perez under Regions’ Directors’ Deferred Stock Investment Plan; includes 6,200 shares issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days after March 23, 2006.
(13)	Excludes 7,655 shares allocated to Mr. Portera under Regions’ Directors’ Deferred Stock Investment Plan.
(14)	Excludes 4,315 shares allocated to Mr. Roberts under Regions’ Directors’ Deferred Stock Investment Plan; includes 52,400 shares issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days after March 23, 2006.
(15)	Excludes 4,011 shares allocated to Mr. Starnes under Regions’ Directors’ Deferred Stock Investment Plan and 60,854 shares issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days after March 23, 2006.
(16)	Excludes 17,916 shares allocated to Mr. Stewart under Regions’ Directors’ Deferred Stock Investment Plan.
(17)	Excludes 8,207 shares allocated to Mr. Styslinger under Regions’ Directors’ Deferred Stock Investment Plan.
(18)	Excludes 1,984 shares allocated to Mr. Trippeer under Regions’ Directors’ Deferred Stock Investment Plan; includes 120,000 shares held by an affiliate of Mr. Trippeer, 39,936 shares held by Mr. Trippeer’s spouse, and 22,400 shares issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days after March 23, 2006.
(19)	Excludes 1,984 shares allocated to Dr. Waller under Regions’ Directors’ Deferred Stock Investment Plan; includes 52,400 shares issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days after March 23, 2006.
(20)	Excludes 16,974 shares allocated to Mr. Watson under Regions’ Directors’ Deferred Stock Investment Plan; includes 23,183 shares held by a charitable foundation which is affiliated with Mr. Watson.

(21)	Excludes 4,022 shares allocated to Mr. Wilson under Regions’ Directors’ Deferred Stock Investment Plan; includes 5,101 shares held by an affiliate of Mr. Wilson and 85,620 shares issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days after March 23, 2006.
(22)	Excludes 11,412 shares allocated to Mr. Witt under Regions’ Directors’ Deferred Stock Investment Plan.
(23)	Includes 93,407 shares of restricted stock issued under Regions’ 1999 Long Term Incentive Plan, 7,175 shares held in Regions’ 401(k) plan, and 358,971 shares issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days after March 23, 2006; also includes 94,337 shares held by affiliates of Mr. Miller and 28,561 shares held by Mr. Miller’s spouse.
(24)	Includes 67,769 shares of restricted stock issued under Regions’ 1999 Long Term Incentive Plan, 42,676 shares held in Regions’ 401(k) plan, and 353,679 shares issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days after March 23, 2006.

      No change in control of Regions has occurred since January 1, 2005, meaning that no person or group has acquired the ability to direct or cause the direction of management and policies of Regions through the ownership of voting securities, by contract, or otherwise, and no arrangements are known to Regions which may at a later date result in such a change in control of Regions.
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act of 1934 requires Regions’ executive officers and directors to file reports of ownership and changes in ownership of Regions’ stock with the Securities and Exchange Commission. Executive officers and directors are required by SEC regulations to furnish Regions with copies of all Section 16(a) forms they file.
      Based solely on a review of the forms filed during or with respect to fiscal year 2005, Regions believes that its executive officers and directors filed all required reports on a timely basis, except as follows.

James E. Harwood (one late filing pertaining to one transaction)
Parnell S. Lewis, Jr. (one late filing pertaining to one transaction)
Allen B. Morgan, Jr. (one late filing pertaining to one transaction)
Lou Ann Poynter (retired) (one late filing pertaining to one plan forfeiture and one late filing relating to one other transaction)
E. Cris Stone (retired) (one late filing pertaining to one transaction)
PROPOSAL 1 — ELECTION OF DIRECTORS
      The board of directors has determined that following the annual meeting of stockholders and for the ensuing year until the next annual meeting, the board will consist of 15 members, with three nominees to be elected as directors at the annual meeting for a term of three years.
      Regions recommends the election of George W. Bryan, Susan W. Matlock, and Michael S. Starnes as directors, to hold office for a term of three years expiring with the annual meeting of stockholders to be held in 2009 or until their successors are elected and qualified. The proxy will be voted FOR the nominees, unless otherwise directed. If any nominee is not available for election, in its discretion the board of directors may designate a substitute nominee. In that event the proxies will be voted for such substitute nominee. Regions does not anticipate that any substitute nominee or nominees will be required. The proxies will not be voted for more than three nominees. The terms of 12 directors in the other two classes will continue following the annual meeting, and the terms of seven present directors will not continue following the annual meeting.
Information about Regions Directors and Nominees
      The following biographies show the age and principal occupations during the past five years of each of the Regions directors whose term of office will continue after the annual meeting, the date the director was first elected to the board of directors of Regions’ predecessor companies, Union Planters Corporation and former Regions Financial Corporation, and any directorships held by the director with any other public company or any registered investment company.

Class 2 Directors (Term Expires at 2006 Annual Meeting)
      George W. Bryan (age 61) (nominee for election at the annual meeting).

•	Director of Union Planters/Regions since 1986.

•	Retired: Senior Vice President, Sara Lee Corporation, Food Division (food processing and packaging) from 1983 to 2000.

•	Chief Executive Officer, Old Waverly Investments, LLC (real estate) since 2001.

•	Director, Buckeye Technologies Inc.*
      Susan W. Matlock (age 59) (nominee for election at the annual meeting).

•	Director of former Regions/Regions since 2002.

•	President, Entrepreneurial Center, Inc., executive director for office for the advancement of developing industries, University of Alabama at Birmingham (higher education, small business incubation).
      Michael S. Starnes (age 61) (nominee for election at the annual meeting).

•	Director of Union Planters/Regions since 2001.

•	Chairman, President and Chief Executive Officer, M.S. Carriers, Inc. (transportation carrier) from 1978 to 2001.

•	President, M.S. Carriers, Inc., a wholly owned subsidiary of Swift Transportation Corporation, since June 2001.

•	President, Tennessee California Express.

•	Director of Mid-America Apartment Communities.*

•	Director of Swift Transportation Corporation.*

Class 3 Directors (Term Expires at 2007 Annual Meeting)
      Samuel W. Bartholomew, Jr. (age 61).

•	Director of Union Planters/Regions since 2001.

•	Chairman and Chief Executive Officer, Stokes Bartholomew Evans & Petree, P.A. (law firm) 1977 – July, 2005.

•	Chairman Emeritus, Adams and Reese/Stokes Bartholomew LLP (law firm) July 2005 – present.

•	Clinical Professor of Business Law at Vanderbilt-Owen School of Management since January 2004.
      Margaret H. Greene (age 54).

•	Director of former Regions/Regions since 2002.

•	President, Regulatory and External Affairs, BellSouth Corporation (telecommunications).

      Richard D. Horsley (age 63).

•	Director and Vice Chairman of former Regions/Regions since 1982.

•	Chief Executive Officer of Business Enterprises, Regions and Regions Bank, since July 1, 2005.

•	Formerly Chief Operating Officer, Regions and Regions Bank.

•	Director, Regions Bank, Regions Agency, Inc., Regions Life Insurance Company and EFC Holdings Corporation.
      Jackson W. Moore (age 57).

•	Director of Union Planters/Regions since 1986.

•	President and Chief Executive Officer, Regions and Regions Bank since July 1, 2005.

•	President and CEO Designate, Regions and Regions Bank, July 1, 2004 – July 1, 2005.

•	Chairman, President and Chief Executive Officer, Union Planters and Union Planters Bank, National Association, 2000-2004.

•	President and Chief Operating Officer, Union Planters and Union Planters Bank, National Association, 1994 to 2000.
      Malcolm Portera (age 60).

•	Director of former Regions/Regions since 2003.

•	Chancellor, University of Alabama System, formerly President, Mississippi State University (higher education).

•	Director of Alabama Power Company.*

•	Director of Protective Life Corporation.*
      John R. Roberts (age 64).

•	Director of Union Planters/Regions since 2001.

•	Retired: Managing Partner, Mid-South Region, Arthur Andersen LLP (certified public accounting) from 1993 to 1998.

•	Independent Consultant and Executive Director, Civic Progress, Inc. (nonprofit) since 2001.

•	Director of Energizer Holdings, Inc.*

•	Director of Centene Corporation.*
      Lee J. Styslinger III (age 45).

•	Director of former Regions/Regions since 2003.

•	Chief Executive Officer, Altec, Inc. (diversified manufacturing).
      Robert R. Waller (age 69).

•	Director of Union Planters/Regions since 2001.

•	Retired: Professor of Ophthalmology, Mayo Medical School from 1980 to 2002.

•	President Emeritus, Mayo Clinic from 1998 to 2002.

•	Director of Hormel Foods Corporation.*

Class 1 Directors and Nominees (Term Expires at 2008 Annual Meeting)
      Allen B. Morgan, Jr. (age 63).

•	Director of former Regions/Regions since 2001.

•	Vice Chairman, Regions, and Chairman, Morgan Keegan & Company, Inc.

•	Formerly director of Regions Bank and Chief Executive Officer of Morgan Keegan & Company, Inc.
      Jorge M. Perez (age 56).

•	Director of Union Planters/Regions since 2001.

•	President, The Related Group of Florida (real estate development) since 1979.
      Spence L. Wilson (age 63).

•	Director of Union Planters/Regions since 1996.

•	President, Kemmons Wilson, Inc. (hotel development and management, resort time-sharing, home building, subdivision development, and private investment) since 1970.
      Harry W. Witt (age 66).

•	Director of former Regions/Regions since 2002.

•	Retired: Deloitte & Touche (certified public accounting).

*	A corporation subject to the registration or reporting requirements of the Securities Exchange Act of 1934 or registered as an investment company under the Investment Company Act of 1940.
The Board and Committees of the Board
      Regions held six directors’ meetings during 2005. All directors attended at least 75% of the aggregate of the meetings held by the board and by committees of which they were members. It is Regions’ policy that directors attend the annual meeting of stockholders. All directors except one attended Regions’ 2005 annual meeting.
      Regions’ nonmanagement directors met six times in 2005 in executive session without any management directors present. The chair of the nominating and corporate governance committee, Robert R. Waller, presided over these executive sessions; and he presides over periodic meetings of the independent directors in executive session.
      The board has established categorical standards to assist it in making the determination whether a director is independent and in assessing the materiality of the director’s relationship with Regions. These standards will be periodically reviewed and may be amended from time to time. The current categorical standards are set forth as follows. For purposes of the categorical standards and with respect to the look-back aspects of the standards, the “Company” refers to Regions, its predecessor companies former Regions Financial Corporation and Union Planters Corporation, and their respective subsidiaries.

Group I — Relationships that preclude a director’s independence
      If any of the following circumstances exist with respect to a director, the director will be deemed not to be independent:

•	within the last three years, the director has been an employee of the Company, or a member of the director’s immediate family has been an executive officer of the Company;

•	within the last three years, there has been any period of 12 consecutive months in which the director, a member of the director’s immediate family, or a business entity solely owned by the director or a member of the director’s immediate family, has received more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•	within the last three years, the director or a member of the director’s immediate family has been affiliated with or employed by a present or former internal or external auditor of the Company;

•	within the last three years, the director or a member of the director’s immediate family has been employed as an executive officer of another company where any of the Company’s present executives serve on that company’s compensation committee; or

•	within the last three years, the director has been employed by, or a member of the director’s immediate family has been employed as an executive officer of, a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, has exceeded the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

Group II — Relationships deemed not material for purposes of director independence
      The relationships described in this group are considered not to be material so as to impair a director’s independence. A director whose independence is not precluded by the Group I standards is presumed to be independent if he or she has no direct or indirect relationship with the Company other than the following:

•	the director or a company with which the director is affiliated is a customer of the Company in the ordinary course of business, on terms and conditions not more favorable than those afforded to other similarly situated customers;

•	the director or a company with which the director is affiliated is party to a loan from Regions Bank that complies with Regulation O promulgated by the Federal Reserve Board, that is, any loan made by the bank on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and which did not involve more than the normal risk of collectibility or present other unfavorable features;

•	the director is a partner, officer, or controlling shareholder of or is otherwise affiliated with another company that does business with the Company and the annual payments, excluding payments of principal and interest on Regulation O compliant loans, to or from the Company in any year do not exceed the greater of $500,000 or 1% of the annual revenue of the other company for its most recently completed fiscal year; or

•	the director is a partner, member, officer such as a managing director occupying a comparable position or executive officer of a services firm that provides accounting, consulting, legal, investment banking or financial advisory services to the Company and the annual payments to such firm from the Company do not exceed the greater of $500,000 or 1% of the annual revenue of the firm for its most recently completed fiscal year.
      The board of directors has reviewed the relationships between directors and Regions in light of the applicable independence standards of the New York Stock Exchange and the foregoing categorical standards. The purpose of the review was to determine whether any director, either directly or indirectly, has a material relationship with Regions that would preclude the director from being independent. As a result of the review, the board has determined that each director is an independent director, other than Carl E. Jones, Jr., Jackson W. Moore, Richard D. Horsley, and Allen B. Morgan, Jr., who are executive officers of Regions and/or its subsidiaries; Spence L. Wilson, who is the brother-in-law of Jackson W. Moore; and Samuel W. Bartholomew, Jr., who is a partner in the law firm of Adams and Reese/ Stokes Bartholomew LLP, which Regions engages for the performance of the legal services and proposes to engage in the future.
      The directors named as follows all meet the foregoing categorical independence standards and therefore have been deemed independent by the board of directors: George W. Bryan, James S.M. French,

Margaret H. Greene, James E. Harwood, Parnell S. Lewis, Jr., Susan W. Matlock, Jorge M. Perez, Malcolm Portera , John R. Roberts, Michael S. Starnes, W. Woodrow Stewart, Lee J. Styslinger III, Richard A. Trippeer, Jr., Robert R. Waller, John H. Watson, and Harry W. Witt.
      The board of directors has adopted corporate governance principles that address key governance matters of importance, such as director qualifications and responsibilities, responsibilities of board committees, and director compensation. The corporate governance principles include a mechanism for stockholders or other interested parties to communicate with the directors. In particular, any interested party who desires to communicate with nonmanagement directors of Regions may do so by directing the communication to the chair of the nominating and corporate governance committee at the following address:

Regions Financial Corporation
Attention: Chair, Nominating and Corporate Governance Committee
c/o Office of General Counsel
P.O. Box 10247
Birmingham, Alabama 35202
If confidential treatment is desired, the envelope should be marked “Confidential Nonmanagement Director Communication.”
      The board of directors has adopted a code of ethics that applies to Regions’ executive officers, including its chief executive officer, president, chief financial officer, comptroller and other persons performing executive-level functions.
      The corporate governance principles, the code of ethics, and the charter of each of the board’s four committees (audit committee, nominating and corporate governance committee, compensation committee, and risk management committee) are posted on the corporate governance section of Regions’ website and can be accessed at http://www.regions.com. Also, each of these items is available in print to any stockholder who requests it.
      Regions’ four board committees meet regularly and as needed. Information about each committee follows.
      Audit Committee. The audit committee, which held 14 meetings in 2005, presently consists of Harry W. Witt, chair, James E. Harwood, Parnell S. Lewis, Jr., John R. Roberts, and Lee J. Styslinger, III. Committee members satisfy the applicable independence requirements of the New York Stock Exchange listing standards, rules of the Securities and Exchange Commission and Regions’ audit committee charter.
      The principal duties of the committee include engaging and monitoring the performance of Regions’ independent auditors, reviewing with Regions’ independent auditors the planning and results of the auditing engagement, reviewing the activities and recommendations of Regions’ internal auditors, reviewing the adequacy of internal accounting and financial reporting controls, reviewing Regions’ audited and unaudited financial reports and related public disclosures, and monitoring Regions’ compliance with legal and regulatory requirements. Members of the audit committee are not professionally engaged in the practice of auditing or accounting.
      Audit Committee Financial Expert. The board of directors has determined that the audit committee includes at least one member, Harry W. Witt, who is an audit committee financial expert within the meaning of the rules of the Securities and Exchange Commission. In addition, all audit committee members are financially literate, as required by New York Stock Exchange listing standards.
      Accounting or Audit-Related Complaints. The audit committee has established procedures for the receipt, retention, and evaluation of complaints and submissions concerning accounting and audit related matters, the features of which include insulation from management, safeguards for protecting anonymity and confidentiality of employee submissions, alternative methods for submissions, dedication of resources for investigations, and the recording and preservation of findings. The procedures are administered by the audit committee and a limited number of individuals in Regions’ corporate security, legal, and internal audit areas. Regions has effectively notified its employees that the procedures are in place and how to direct a complaint or submission. Any interested party may communicate concerns regarding accounting, internal accounting controls, or auditing matters directly to the attention of the audit committee as follows:
By mail:

Regions Financial Corporation
Attention: Mr. Harry Witt Chairman, Audit Committee,
c/o Office of General Counsel,
P.O. Box 10247
Birmingham, Alabama 35202
By phone: (800) 858-6199.
AUDIT COMMITTEE REPORT
      Regions’ audited financial statements at and for the three year period ended December 31, 2005, are included in Regions’ Annual Report on Form 10-K for the 2005 fiscal year. Regions, acting through its management and board of directors, has the primary responsibility for the financial statements and the reporting process, including the systems of internal accounting controls. Ernst & Young LLP, independent auditors engaged by Regions, are responsible for planning and conducting the annual audit, for expressing an opinion on the conformity of Regions’ audited financial statements with U.S. generally accepted accounting principles, and for annually auditing the effectiveness of Regions’ internal control over financial reporting and management’s assessment of the effectiveness of internal control over financial reporting.
      The audit committee oversees Regions’ financial reporting process on behalf of the board of directors. In fulfilling its oversight responsibilities, the committee has reviewed and discussed the audited financial statements with Regions’ management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.
      The audit committee has reviewed with Ernst & Young LLP their judgments as to the quality, not just the acceptability, of Regions’ accounting principles and such other matters as are required to be discussed with the committee under auditing standards generally accepted in the United States, including the matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications.
      The audit committee has discussed with Ernst & Young LLP their independence in relation to Regions and Regions’ management, including the matters addressed in the written disclosures and letter provided to Regions by Ernst & Young, as required by Standard No. 1, Independence Discussions with Audit Committees, of the Independence Standards Board, the standard-setting body governing the independence of auditors in relation to their public company clients.
      The audit committee has discussed with Regions’ internal auditors and Ernst & Young LLP the overall scope and plans for their respective audits. The committee regularly meets with Regions’ internal auditors and Ernst & Young, with and without management present, to discuss the results of their examinations, their evaluations of Regions’ internal accounting and financial reporting controls, and the overall quality of Regions’ financial reporting.
      In reliance on the reviews and discussions referred to above, and subject to the limitations on the role and responsibilities of the audit committee referred to above and in the audit committee charter, the committee approved including the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.
      The foregoing report of the audit committee is furnished by: Harry W. Witt, committee chair, James E. Harwood, Parnell S. Lewis, Jr., John R. Roberts, and Lee J. Styslinger, III.

      Nominating and Corporate Governance Committee. The nominating and corporate governance committee, which held five meetings during 2005, presently consists of Robert R. Waller, chair, Margaret H. Greene, Malcolm Portera, Richard A. Trippeer, and John H. Watson. The role of the nominating and corporate governance committee is to propose nominees for the Regions’ board of directors including the current nominees for election at the annual meeting. The committee also is responsible for reviewing, revising and maintaining the corporate governance policies and procedures of Regions, and for co-ordinating and overseeing the annual self-evaluation process of the board and each committee. The members of the nominating and corporate governance committee are independent in accordance with the applicable director independence requirements of the New York Stock Exchange.
      The nominating and corporate governance committee is charged to identify and review individuals believed to be qualified to become board members for recommendation to the board. The committee will consider and assess candidates consistent with criteria established by the board and set forth in Regions’ declaration of corporate governance principles. The committee will consider all pertinent issues and factors bearing on the qualifications of candidates in light of such criteria.
      Regions’ corporate governance principles affirm that the board seeks members from diverse professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. Directors should have experience in positions with a high degree of responsibility, be leaders in the companies or institutions with which they are affiliated, and be selected based upon contributions they can make to the board and management regardless of gender or race. A director’s qualifications to contribute as a member of the board can be based on factors such as education, business experience, specific areas of expertise, reputation, or standing in a particular field.
      Regions’ bylaws provide that a stockholder may nominate a candidate for director and establish the procedures and requirements for such a nomination. In general, a stockholder must submit to Regions’ corporate secretary a notice of the nomination not less than 120 days prior to the anniversary date of the previous year’s annual meeting. The notice must be accompanied by all information relating to each nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and Rule 14a-11 thereunder, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected.
      It is the current policy and practice of the committee to evaluate any qualified candidate for director under the applicable criteria without regard to the source of the recommendation of the candidate. A stockholder who desires to recommend a candidate for director should follow the procedure set forth in Regions’ bylaws as described above.
      All of the nominees for directors being voted upon at the annual meeting are directors standing for re-election.
      Risk Management Committee. The risk management committee, which held four meetings during 2005, presently consists of Spence L. Wilson, chair, Margaret H. Greene, Jorge Perez, John R. Roberts, and W. Woodrow Stewart. The role of the risk management committee is to assist the board in overseeing, and receiving information regarding, the Company’s policies, procedures and practices relating to asset and liability management, and credit, market, and operational risk.
      Compensation Committee. The compensation committee, which held 11 meetings during 2005, presently consists of James S.M. French, chair, George W. Bryan, Susan W. Matlock, and Michael S. Starnes.
      The role of the compensation committee involves the development and oversight of executive compensation programs. The functions of the compensation committee include approving the compensation arrangements for executive management and senior company officers, making recommendations to the board concerning incentive compensation plans and equity-based plans, overseeing the administration of employee benefit plans, and reporting to the board of directors concerning the committee’s activities. The members of the compensation committee are independent in accordance with the applicable director independence requirements of the New York Stock Exchange listing standards.
      In discharging its responsibility, the compensation committee has, from time to time, used the services of compensation consultants for guidance with respect to competitive data and practices of other financial service organizations.
REPORT OF THE COMPENSATION COMMITTEE
REGARDING EXECUTIVE COMPENSATION
      It is the responsibility of the compensation committee to approve the Company’s executive compensation philosophy and oversee and monitor the Company’s executive compensation plans and programs to determine whether they are properly aligned with the Company’s strategic and financial objectives. The committee focuses on ensuring there is a strong link between Regions’ operational and financial success, with the attendant impact on shareholder interests, and the compensation of the executives.
      Compensation Philosophy. Following the merger of Regions and Union Planters at mid-year 2004, the committee endorsed a comprehensive compensation philosophy of the Company that includes the following features:

•	Comparative assessment of compensation should be based on evaluation of peer practices in the financial services industry, but should not prevent variation in implementation details by business unit and executive level.

•	There should be greater emphasis on variable and performance-based rewards than on fixed pay rewards and entitlements. To this end, base salary should be targeted at or below 50th percentile level of peer comparison; annual bonus should be targeted to deliver 50th-75th percentile total cash compensation based on performance and long-term incentives should be targeted to deliver market 50th-75th percentile total direct compensation, depending on corporate and/or business unit performance.

•	All incentive awards should be based primarily on corporate or business unit financial performance, should reward creation of shareholder value through profitability, growth and efficiency, and should reinforce sustained performance, transparency, and simplicity.

•	Executive benefits programs should be comparable to those of all other employees, and perquisites should be used only where supported by a clear business rationale.
      Section 162(m) of the Internal Revenue Code, as amended, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to a company’s chief executive officer and four other most highly compensated executive officers, as reported in its proxy statement. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. It is the committee’s intent to maximize the deductibility of executive compensation while retaining the discretion necessary to compensate executive officers in a manner commensurate with performance and the competitive market of executive talent.
      Base Salary. Executive officers’ base salaries for 2005 were determined by the committee in early 2005. The committee considered peer group comparisons from survey data for other financial services companies, recommendations from an independent compensation consultant, and individual performance assessments. In reaching a consensus on the base salary for each executive, the committee may or may not assign weights to the various factors considered. In evaluating and establishing the base salaries of the executive officers for 2005, the committee, in conjunction with its independent compensation consultant, surveyed the base salaries of the corresponding officers of other bank holding companies in a survey group consisting of 13 peer companies, as well as by reference to a broader set of financial services institutions, including the two other largest bank holding companies headquartered in Alabama. The committee generally compared the base salaries of the named executive officers to be commensurate with or slightly below the median of the base salaries of the corresponding executive officers of the companies in the survey group, but also factored in an inherently subjective assessment of the comparative contributions of the executive personnel to Regions’ continued financial and operating success.
      The survey comparison group referenced in establishing the base salaries for 2005 was not the same as the group of companies that make up the S&P Banks Index presented in the Comparison of Five-Year Cumulative Total Return graph included in this proxy statement. The committee believes the use of a smaller survey group tailored by asset and deposit size is more valid for salary evaluation purposes, even though not all the compensation survey companies are included in the S&P Banks Index, and even though many companies included in the S&P Banks Index are not included in the compensation survey group.
      Annual Incentive Compensation. In early 2005, the compensation committee approved the 2005 annual performance goals and target awards for executive officers. The performance goals were primarily quantitative in nature and were weighted in accordance with their overall importance in attaining Regions’ earnings objectives and achieving merger integration benchmarks and cost savings objectives. The target award percentages were set to be generally comparable to annual incentive compensation opportunities provided to similarly situated executives of peer institutions. More specifically, 2005 performance goals included goals in the areas of earnings per share, achievement of merger integration benchmarks, realization of merger-related cost savings, achievement of customer retention targets, and levels of loan charge-offs. Regions attained the maximum level for two, the midpoint between target and maximum for one and the target level for two of the goals for 2005. Accordingly, the chief executive officer and the other named officers received commensurate cash incentive awards, calculated as a percentage of their base salaries based on this level of performance goal achievement.
      Long-Term Incentive Compensation. The long-term incentive plans of the combined company permit the grant of long-term incentives in a variety of forms, including stock options, performance shares, restricted stock, and other equity-based awards. Consistent with the compensation philosophy described above, the committee believes that it is desirable to increase management’s equity ownership in Regions in order to focus management’s effort and commitment to build profitability and stockholder value. The primary purpose of LTIP awards is to encourage management to take long-term steps to achieve and sustain objectives with respect to earnings per share and return on equity. Accordingly, with the advice of its independent compensation consultant, the committee awarded LTIP grants to the executive officers during 2005, consisting of stock options, restricted stock, and performance restricted stock. In establishing the LTIP awards for the named officers, senior management and other key employees, the committee reviewed the recommended individual awards, considering the scope of accountability, financial goals, and anticipated performance requirements and contributions expected of the participants.
      Compensation of Chief Executive Officer. In deliberating the compensation of the chief executive officer for 2005, the committee followed similar methodology and approach applied to executive compensation generally. Accordingly, the base salary determination reflects in part the peer group survey comparison described above; the annual incentive compensation is based on an objective formula and tied to Regions’ achievement of pre-determined, quantitative financial and operational goals; and the realization of long-term incentive compensation, by its nature, is aligned with the realization of long-term stockholder value. As in the case of setting executive compensation generally, the committee obtains advice from an independent compensation consultant.
      In setting the base salary for Mr. Moore in 2005, the committee recognized that he would be assuming the chief executive officer position in mid-year. The committee considered a number of factors, including the peer survey comparison, the size of the combined company after the Regions-Union Planters merger, and the pre-merger chief executive compensation levels at both Regions and Union Planters.
      No LTIP awards were granted to Mr. Moore in 2005, based on the committee’s consideration of several circumstances. The committee took into account the accelerated vesting of Mr. Moore’s pre-merger awards, the number of unexercised options he holds, and his existing level of stock ownership. The options granted to Mr. Moore in 2005 consisted of reload grants incident to stock options that had been granted to Mr. Moore prior to the merger.

      Summary. The compensation committee of the board of directors remains dedicated to ensuring that Regions’ overall compensation program for its executive officers, senior management and other key employees is appropriately designed to:

•	Attract, motivate, and retain outstanding contributors;

•	Maintain a base salary structure that is generally competitive with Regions’ peers in the market;

•	Link annual incentive awards with specific performance targets that yield superior results;

•	Provide long-term equity-based incentive awards that further align the interests of Regions’ management with those of its stockholders; and

•	Be consistent with the committee’s executive compensation philosophy described above.
      The foregoing report is furnished by the compensation committee of the board of directors.
           James S.M. French, chairman
George W. Bryan
Susan W. Matlock
Michael S. Starnes
EXECUTIVE COMPENSATION AND OTHER TRANSACTIONS
      The following table is a summary of certain information concerning the compensation earned by Regions’ chief executive officer, the former chief executive officer, and each of the other four most highly compensated executive officers during the last three fiscal years.
Summary Compensation Table

		Annual Compensation			Long Term Compensation

					Awards
				Other			All
				Annual	Restricted	Securities	Other
				Compen-	Stock	Underlying	Compen-
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	sation ($)(2)	Awards ($)(3)	Options (#)(4)	sation ($)

Jackson W. Moore	2005	835,000	1,402,935	—	0	887,764	284,266	(5)
President and CEO	2004	810,000	982,125	27,726,734	2,441,654	327,402	365,781
	2003	810,000	0	226,884	3,271,860	1,081,819	637,828
Carl E. Jones, Jr.	2005	565,000	783,242	—	0	0	154,126	(6)
Chairman and former CEO	2004	900,000	843,750	—	2,608,401	0	203,449
	2003	800,000	1,200,000	—	1,013,600	143,214	194,522
Richard D. Horsley	2005	612,500	825,341	—	512,374	112,867	146,677	(7)
Vice Chairman and CEO	2004	575,000	507,938	—	932,314	274,400	148,423
of Business Enterprises	2003	430,000	507,938	—	633,500	92,595	123,329
Allen B. Morgan, Jr.	2005	130,000	1,370,000	—	0	2,469	2,950	(8)
Chairman, Morgan	2004	130,000	1,370,000	—	266,428	64,334	3,000
Keegan & Co.	2003	130,000	1,670,000	—	316,750	51,853	2,650
Samuel E. Upchurch, Jr.	2005	425,000	515,426	—	358,645	79,007	40,630	(9)
Director of Corporate and	2004	412,769	288,952	—	516,887	197,565	49,493
Strategic Initiatives	2003	270,769	288,952	—	317,500	49,384	33,395
Peter D. Miller	2005	412,500	416,888	—	256,204	56,434	50,415	(10)
Regional CEO	2004	400,000	442,969	—	516,887	201,114	32,877
	2003	375,000	442,969	—	633,500	92,595	58,173

(1)	As a result of the merger with Union Planters Corporation and under their respective employment agreements, each of Mr. Horsley, Mr. Upchurch, and Mr. Miller was entitled to receive a bonus for 2004 at least equal to the highest bonus amount awarded with respect to the three calendar years prior to the merger. Their amounts indicated for 2004 include the incentive bonus awarded under the Management Incentive Plan and an additional bonus amount approved by the compensation committee, as follows: Mr. Horsley, MIP bonus — $416,667, additional bonus — $91,271; Mr. Upchurch, MIP bonus — $281,250, additional bonus — $7,702; and Mr. Miller, MIP bonus — $281,250, additional bonus — $161,719.

(2)	Excludes perquisites of total annual amount less than $50,000. For Mr. Moore, amounts include certain tax reimbursement payments in each year and perquisites received, including automobile expenses ($25,370 in 2004 and $22,305 in 2003) and financial planning services ($30,921 in 2004 and $33,361 in 2003). For 2004, tax reimbursement payments amounted to $27,645,615, of which $27,306,250 resulted from the merger-related vesting of restricted stock and certain of Union Planters’ deferred compensation obligations to Mr. Moore attributable to long-term incentive compensation awards dating back to 1989. The vesting and the resulting tax reimbursement occurred as a consequence of the merger in accordance with Mr. Moore’s employment agreement as in effect prior to an amendment effective on July 1, 2005, which eliminated certain of his rights to tax reimbursements, as described below.

(3)	The terms of the restricted stock awards are determined by the compensation committee. Under the terms of the currently outstanding restricted stock awards, the named executive officer must remain employed with Regions for the duration of the restrictive period at the same or higher level in order for the shares to be released. During the restriction period, the named executive officer is eligible to receive dividends and exercise voting privileges on such restricted shares. If any of the restrictions are removed at the discretion of the compensation committee, the named executive officer will receive a stock certificate for some percentage or all of the awarded restricted shares. The restricted shares are not transferable by the named executive officer during the restriction period. The compensation committee has the discretion to modify the terms of the restricted stock awards. The restrictive period for the restricted stock ranges from three to seven years from the date of grant, and in the case of performance accelerated grants restrictions will automatically lapse sooner if specified performance criteria are met. The performance criteria relate to total stockholder return objectives relative to a group of peer institutions. The aggregate market value as of December 31, 2005 (and number) of all shares of restricted stock that have been granted through December 31, 2005, and have not been released to the named executive officers were as follows: Mr. Jones — $6,612,180 (193,565 shares), Mr. Horsley — $2,684,908 (78,598 shares), Mr. Morgan — $518,720 (15,185 shares), Mr. Upchurch — $1,297,704 (37,989 shares), and Mr. Miller — $2,082,906 (60,975 shares). In the case of Mr. Moore, all shares of restricted stock granted to Mr. Moore under Union Planters’ equity plans prior to the merger were released and became fully vested. In addition to the amounts shown in the table, in 2005 performance restricted stock awards were made to Richard D. Horsley (18,485 shares), Samuel E. Upchurch, Jr. (12,940 shares), and Peter D. Miller (9,243 shares). Such awards provide for the granting of restricted stock in 2007 and 2008 based on Regions’ achievement of company-wide performance goals, which relate to earnings per share for 2006 and earnings per share growth relative to peers in 2007. The restricted stock will be granted only if Regions attains the threshold level of the performance goals, and, if awarded, could vary from 25% to 100% of the maximum award depending on the level of goal attainment. If issued, the restricted stock will vest ratably at the end of each year in a three year period.

(4)	In the case of executive officers who were executive officers of former Regions, the indicated number of options granted in 2003 has been adjusted to reflect the exchange ratio in the merger of 1.2346 shares of new Regions common stock for each share of former Regions common stock. Option grants to Mr. Moore include reload grants of 870,252 in 2005, 316,645 in 2004, and 623,138 in 2003.

(5)	Includes $12,600 allocated to Mr. Moore in 2005 under the 401(k) plan; $222,232 consisting of nonqualified deferred compensation plan matching contributions on behalf of Mr. Moore in 2005; and $49,434 representing the “economic benefit” portion (i.e., the imputed term life cost) of life insurance coverage of Mr. Moore under certain life insurance policies.

(6)	Includes $79,243 allocated to Mr. Jones in 2005 under the 401(k) plan; $18,631 allocated to Mr. Jones in 2005 under the profit sharing plan; and $56,252 representing the imputed term life cost of life insurance coverage under a life insurance benefit plan for Mr. Jones and the estimated interest cost to Regions in 2005 resulting from premium payments under such plan in prior years. This plan serves as an offset to an existing supplemental retirement plan.

(7)	Includes $60,902 allocated to Mr. Horsley in 2005 under the 401(k) plan; $10,722 allocated to Mr. Horsley in 2005 under the profit sharing plan; and $75,053 representing the imputed term life cost of life insurance coverage under a life insurance benefit plan for Mr. Horsley and the estimated interest cost to Regions in 2005 resulting from premium payments under such plan in prior years. This plan serves as an offset to an existing supplemental retirement plan.

(8)	Consists of $2,950 allocated to Mr. Morgan in 2005 under the 401(k) plan.

(9)	Includes $32,375 allocated to Mr. Upchurch in 2005 under the 401(k) plan and $8,255 allocated to Mr. Upchurch in 2005 under the profit sharing plan.

(10)	Includes $42,123 allocated to Mr. Miller in 2005 under the 401(k) plan and $8,292 allocated to Mr. Miller in 2005 under the profit sharing plan.
Stock Options
      The following table presents information concerning individual grants of options to purchase Regions’ common stock made during 2005 to the named executive officers.
Option Grants In The Last Fiscal Year

	Number of	% of Total
	Securities	Options
	Underlying	Granted	Exercise		Grant Date
	Options	to Employees	Price	Expiration	Present
Name	Granted(1)	in 2005	(per share)	Date	Value(2)

Jackson W. Moore(3)	887,764	29.32%	(3)	(3)	$4,481,982
Carl E. Jones, Jr.	0	—	—	—	—
Richard D. Horsley	112,867	3.73	$34.66	12/20/2012	598,195
Allen B. Morgan, Jr.	2,469	.08	32.60	3/1/2012	12,296
Samuel E. Upchurch, Jr.	79,007	2.61	34.66	12/20/2012	418,737
Peter D. Miller	56,434	1.86	34.66	12/20/2012	299,100

(1)	All options granted in 2005 with the exception of reload options become exercisable over a three year period, with 1/3 exercisable after 12 months, 1/3 exercisable after 24 months, and 1/3 exercisable after 36 months, except that exercisability is delayed for an additional 12 months to the extent the value of incentive stock options (determined as of the date of grant) first exercisable in a calendar year exceeds $100,000 as to any recipient.

(2)	Based on the Black-Scholes option pricing model adapted for use in valuing executive stock options. The actual value, if any, an executive may realize depends on the excess of the stock price over the exercise price on the date the option is exercised, so there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The estimated values under that model are based on the assumptions of expected stock price volatility of 21.5%, risk-free rate of return of 4.2%, dividend yield of 4.1% and expected time to exercise of 5 years.

(3)	In the case of Mr. Moore, 2005 grants included grants of options to acquire 870,252 shares that occurred automatically under the “reload” features of previously granted options, as to which Mr. Moore surrendered previously-owned shares to pay the exercise price of the option or to satisfy tax withholding obligations with respect to such exercise, and an associated initial grant of 17,512 options. Reload option grants are stock options granted upon the exercise of an option where the option holder uses shares of company stock that he/she currently owns to pay the option exercise cost. The number of reload options granted is equal to the number of shares used to pay the exercise price, plus any shares withheld for tax obligations. The exercise price of the reload option is the market price of the company’s stock on the reload grant date. The reload option expiration date is the same date that the original option would have expired. In an amendment to his employment contract effective July 1, 2005, Mr. Moore agreed to eliminate the reload features with respect to all outstanding options and options that may be awarded in the future. The initial grants and reload grants become exercisable six months after the grant date. Additional information concerning the 2005 option grants is presented as follows:

		% of Total
Number of Securities		Options Granted
Underlying		to Employees
Options Granted		in 2005		Exercise
				Price		Grant Date
Initial	Reload	Initial	Reload	(per share)	Expiration Date	Present Value

—	175,947		5.81%	$33.00	12/20/2010	$888,532
—	251,786		8.32%	33.00	10/10/2011	1,271,519
—	19,623		.65%	33.00	1/7/2012	99,096
—	412,514		13.63%	33.00	10/8/2012	2,083,196
—	10,382		.34%	33.00	1/27/2014	52,429
17,512	—	.58%		32.57	2/11/2015	87,210
      The following table presents information concerning exercises of stock options to purchase Regions’ common stock during 2005 and the number and value of unexercised options held by the named executive officers.
Aggregated Option/ SAR Exercises in 2005 and Fiscal Year-End Option/ SAR Values

			Number of Securities	Value of Unexercised
			Underlying Unexercised	In-the-Money
			Options/SARs	Options/SARs
			at 12-31-05	at 12-31-05
	Shares Acquired	Value	Exercisable/	Exercisable/
Name	on Exercise(1)	Realized(2)	Unexercisable(3)	Unexercisable(3)

Jackson W. Moore	914,032	$1,466,050	1,683,736 / 0	$1,822,828 / $ 0
Carl E. Jones, Jr.	69,886	534,835	333,630 / 3,898	2,476,147 / 32,934
Richard D. Horsley	0	—	698,697 / 120,314	4,961,532 / 53,993
Allen B. Morgan, Jr.	0	—	265,535 / 7,446	2,256,483 / 53,985
Samuel E. Upchurch, Jr.	0	—	362,127 / 86,454	2,233,790 / 53,993
Peter D. Miller	180,270	1,767,037	355,073 / 63,881	1,638,914 / 53,993

(1)	This column shows the number of shares underlying options exercised in 2005 by the named executive officers. The actual number of shares received by these individuals from options exercised in 2005 (net of shares used to cover the exercise price and withheld to pay income tax) was:

Name	Shares

Jackson W. Moore	43,780
Carl E. Jones, Jr.	22,461
Peter D. Miller	35,514

(2)	Value realized is calculated based on the difference between the exercise price per share and the average of the high and low reported sale price per share on the date of exercise.

(3)	None of the currently exercisable options were granted with tandem SARs. On December 20, 2005, Regions accelerated the vesting of unvested nonqualified stock options, with certain exceptions. Option holders affected by the acceleration include executive officers listed in the table, with the exception of Mr. Moore. The decision to accelerate the vesting of the unvested nonqualified options primarily was made to reduce noncash compensation expense that would otherwise have been recorded in Regions’ financial statements in future periods.

Retirement and Executive Benefit Plans
      The named executive officers, other than Mr. Moore and Mr. Morgan, are covered by the Regions Financial Corporation Retirement Plan, a qualified defined benefit retirement plan, as complemented by retirement compensation agreements pursuant to its supplemental executive retirement program.
      The following table shows estimated maximum annual benefits payable at retirement, including both qualified plan benefits and supplemental benefits, based on combinations of final compensation and age at retirement. Retirement benefits ultimately payable under the pension plan, in combination with the supplemental executive retirement program, depend upon a number of circumstances particular to the participant, including the number of years of credited service, year entering the plan, age at retirement, and final compensation.
Pension Plan Table

	Age at Retirement

Compensation	55	60	62	63	64	65

$125,000	$50,000	$62,500	$67,500	$70,000	$72,500	$75,000
150,000	60,000	75,000	81,000	84,000	87,000	90,000
175,000	70,000	87,500	94,500	98,000	101,500	105,000
200,000	80,000	100,000	108,000	112,000	116,000	120,000
250,000	100,000	125,000	135,000	140,000	145,000	150,000
300,000	120,000	150,000	162,000	168,000	174,000	180,000
350,000	140,000	175,000	189,000	196,000	203,000	210,000
400,000	160,000	200,000	216,000	224,000	232,000	240,000
450,000	180,000	225,000	243,000	252,000	261,000	270,000
500,000	200,000	250,000	270,000	280,000	290,000	300,000
550,000	220,000	275,000	297,000	308,000	319,000	330,000
600,000	240,000	300,000	324,000	336,000	348,000	360,000
650,000	260,000	325,000	351,000	364,000	377,000	390,000
700,000	280,000	350,000	378,000	392,000	406,000	420,000
750,000	300,000	375,000	405,000	420,000	435,000	450,000
800,000	320,000	400,000	432,000	448,000	464,000	480,000
850,000	340,000	425,000	459,000	476,000	493,000	510,000
900,000	360,000	450,000	486,000	504,000	522,000	540,000
      Benefits are based on average compensation (limited to base salary) over the three years prior to retirement. For 2005 and averaged over 2003, 2004, and 2005, compensation covered by the plans for the five highest paid executive officers was as follows: Mr. Horsley, 2005 — $587,643, 3-year average — $539,167; Mr. Upchurch, 2005 — $425,000, 3-year average — $369,513; and Mr. Miller, 2005 — $412,500, 3-year average — $395,833 as reflected in the summary compensation table on page 17. Benefits are payable as a single life annuity for single participants and a joint and 50% survivor annuity for married participants. Other forms of payment are available on an actuarially equivalent basis. Amounts shown are subject to offset for company-sponsored long-term disability payments and executive life insurance program cash values exceeding premiums paid. Benefits are not offset by Social Security benefits. Benefits will be reduced or eliminated if the participant terminates employment voluntarily before age 55.
      Regions has assumed two Union Planters executive benefit plans for selected management employees. Participation in the plans has been frozen, but management employees of Union Planters who were participating in the plans as of the effective date of the merger, including Mr. Moore, are presently eligible to continue their participation.
      The supplemental retirement plan provides a retirement income benefit at age 62 equal to a percentage of final average earnings as defined in the plan, with certain reductions described below. The benefit can be paid in either an equivalent lump-sum amount or in annual or monthly installments. The plan is nonqualified and unfunded, and the amounts payable thereunder are not offset for social security or other amounts, except as described below.

      Currently, Mr. Moore participates in the supplemental retirement plan. Supplemental annual retirement benefits payable under the plan at age 62 are equal to 65% of the sum of the executive’s highest base salary and highest annual bonus during any year of employment, less an amount calculated as the present value of Regions’ cost of funds related to premiums paid on a split-dollar life insurance policy on the life of Mr. Moore and his spouse, which premiums will be reimbursed in full to Regions from the cash value of the policy. The annual supplemental retirement benefit under the plan is reduced 6% per year for early retirement after age 55 but before age 62. In addition, annual supplemental retirement benefits vest following a termination or a change in control as defined in the plan and the agreement with Mr. Moore. The estimated annual benefit payable to Mr. Moore under the plan if he were to retire at age 62, and assuming no increase in his base salary or annual bonus before then, is $1,441,462. However, he has elected to take this benefit in a lump-sum at retirement, which will be discounted to present value and further reduced by the present value of Regions’ cost of funds related to premiums paid on a split-dollar life insurance policy, as described above. Union Planters ceased making premium payments under such life insurance policy after July 30, 2002, to avoid any question that such premiums could be characterized as a personal loan prohibited by Section 402 of the Sarbanes-Oxley Act of 2002. Consequently, the death benefit of such policy to Mr. Moore’s beneficiary, and the premium reimbursement to Regions, will be substantially less than originally intended.
      The deferred compensation plan allows participants to defer a portion of their cash compensation into a nonqualified savings plan. Regions matches up to 25% of the amounts deferred based on various salary levels. Participants’ bookkeeping accounts under the plan track both notional interest computed at the rate of 120% of the mid-term applicable federal rate and hypothetical total investment return on phantom stock units calculated to mirror performance of Regions common stock. Upon termination of employment or earlier if otherwise elected by the participant, the plan returns the compensation deferred plus a return equal to the higher of the interest calculation or the phantom stock calculation.
Employment Contracts and Termination, Severance, and Change of Control Arrangements
      Certain executive officers of Regions, including the executive officers named in the summary compensation table, have agreements with Regions that provide certain protections in the event a “change of control” of Regions occurs. The terms of the agreements with the named executive officers are summarized as follows.
      The terms of Mr. Moore’s employment agreement, which was last amended effective as of June 29, 2005, are summarized as follows.
      Mr. Moore was appointed as chief executive officer of Regions on July 1, 2005; and on the earlier of July 1, 2006 or the date Carl E. Jones, Jr. ceases to serve as chairman of Regions (which is expected to occur on May 18), Mr. Moore will become chairman and chief executive officer of Regions. If Mr. Moore is not appointed to the position of chairman at the designated time, or is removed from the position of chief executive officer prior to becoming chairman and chief executive officer of Regions (in each case, other than as a result of Mr. Moore’s termination for cause (as defined in the employment agreement), his termination due to his death or disability, or his voluntary resignation not in connection with the nonappointments or removal described above), then Mr. Moore would be entitled to the change in control rights described below.
      Mr. Moore’s employment agreement provides for a minimum base salary for Mr. Moore of $650,000. Under the agreement but subject to specific exceptions stated therein, Mr. Moore will be eligible for participation in, and will receive, all pension and welfare benefits, fringe benefits and perquisites with Regions on a basis, at a level and in an amount that, on a benefit-for-benefit basis, is no less favorable than the benefits that were provided or made available to Mr. Moore with Union Planters in January, 2004. The exceptions delineated in the agreement relate to elimination of certain rights Mr. Moore may have had to a gross-up for income and employment taxes on compensation he receives from Regions after June 29, 2005 (whether related to past or future services for Union Planters and/or Regions); elimination of any rights Mr. Moore may have to receive “reload” grants of stock options after June 29, 2005, and to terminate any programs or rights he may have to defer the gains on Company stock options he may exercise after that date; limitations on Regions’ matching contributions on amounts of compensation Mr. Moore may elect to defer under the Union Planters Corporation Amended and Restated Deferred Compensation Plan for Executives after June 29, 2005; and a requirement that he reimburse Regions for his use of company aircraft or automobiles for personal travel after June 29, 2005.
      The employment period under Mr. Moore’s employment agreement is a rolling three-year term that is currently scheduled to expire on December 31, 2008, subject to automatic one-year extensions on each December 31, unless Regions provides at least 60 days prior notice to Mr. Moore. In any case, the term of the agreement may not be extended after Mr. Moore reaches age 65. If Regions provides prior notice to Mr. Moore that it is electing not to extend the term of the agreement, Mr. Moore may either remain until the end of the then-current term of his agreement, or may choose to terminate the agreement and be paid a lump-sum severance amount equal to three times the sum of his highest base salary and highest annual bonus earned in any year during his employment (“final highest earnings”). In either case, all options, stock appreciation rights, and other awards in the nature of rights that may be exercised, and all awards of restricted stock, if any, issued to Mr. Moore under all stock incentive plans of Regions (collectively, “incentive awards”) will immediately vest and be exercisable and all restrictions thereon will lapse. As a result of the accelerated vesting of Mr. Moore’s equity awards from Union Planters at the time of the merger, there currently are no unvested equity awards outstanding to which this provision would apply. In addition, Mr. Moore will have the right to elect within 90 days after the effective date of his termination of employment, either to receive a lump-sum cash-out of his stock options at the then-current spread value or to have the right to exercise such options from the date of termination through the remaining term of the options.
      If termination of employment is for cause, Mr. Moore will be provided his base salary through the date of termination plus any annual incentive bonus that has been previously approved but not paid. In addition, Regions must, at its election, either effect a lump-sum cash-out of Mr. Moore’s stock options (vested and unvested) at the then-current spread value, or declare all such options to be immediately vested and exercisable by Mr. Moore within one year from notice of his termination.
      If termination of employment is due to death or disability, Mr. Moore will be provided his base salary through the date of termination plus any annual incentive bonus that has been previously approved but not paid, and will receive a severance payment equal to three times his final highest earnings. In either case, all incentive awards will immediately vest and be exercisable and all restrictions thereon will lapse. In addition, Mr. Moore or his estate will have the right to elect, within 90 days after the effective date of Mr. Moore’s termination of employment, either to receive a lump-sum cash-out of his stock options at the then-current spread value or to have the right to exercise such options from the date of termination through the remaining term of the options.
      Mr. Moore’s employment agreement also provides that in the event of a future “change in control” of Regions (as defined in the agreement to include certain business combinations, acquisitions of stock or assets of Regions, or changes in board of directors composition), Mr. Moore will have the option to extend the term of his employment agreement for an additional three-year period, beginning on the later of the date of the renewal notice or the date on which the change in control occurs. Upon the commencement of any such renewal term, any remaining period of the then-current term of the employment agreement will be canceled. During the extended renewal term following a change in control, Mr. Moore may resign without penalty upon 90 days prior notice and receive a lump-sum severance payment equal to three times his final highest earnings. Also, in the event of a change in control, all deferred compensation, supplemental retirement benefits, and incentive awards will immediately vest and be exercisable and all restrictions thereon will lapse, and any stock or stock equivalents held in a deferred account on Mr. Moore’s behalf will become immediately payable. With respect to any benefits paid, accrued or accelerated by virtue of a change in control, the agreement requires Regions to make certain tax gross-up payments to cover Mr. Moore’s excise tax liabilities with respect to any such benefits, including income tax liabilities resulting from the gross-up payments.
      The agreements with Mr. Horsley, Mr. Upchurch, and Mr. Miller provide for similar change of control protections. For this purpose, the agreements generally define “change of control” to include certain business combinations, acquisitions of stock or assets of Regions, or changes in board of directors composition. The completion of the Union Planters merger constituted a change of control within the meaning of these agreements; however, each of these individuals has agreed that the Union Planters merger will not be deemed as a change of control event, in partial consideration of an award of restricted stock, and, in the case of Mr. Upchurch and Mr. Miller, execution of new change of control agreements.
      During a specified period following a change of control (three years in the case of Mr. Horsley and two years in the case of Mr. Upchurch and Mr. Miller), Regions may terminate the employment of the executive officer signatory with or without “cause,” which is defined generally as willfully failing to perform reasonably assigned duties, or engaging in illegal conduct or gross misconduct that materially injures Regions. The executive officer may terminate employment with or without “good reason,” which includes a reduction of the officer’s compensation, benefits, duties or status, a forced relocation or material increase in travel requirements or other material breach of the agreement by Regions.
      If Regions terminates the executive officer’s employment other than for cause, or if the officer resigns for good reason, Regions must pay him accrued compensation and benefits plus an amount equal to a specified multiple (three in the case of Mr. Horsley and two in the case of Mr. Upchurch and Mr. Miller) of his base salary and highest annual bonus during the three years preceding the year in which the change of control occurred or the year preceding the year in which the termination occurs. In the case of Mr. Horsley, Regions must continue to provide the officer or his beneficiaries welfare benefits coverage for three years.
      If the executive officer’s employment is terminated by Regions for cause, or by reason of the officer’s death, disability, or resignation other than for good reason, Regions’ liability is limited to accrued compensation and benefits.
      If any payment under the agreement causes the signatory executive officer to become subject to the excise tax imposed under section 4999 of the Internal Revenue Code, then Regions must make an additional payment sufficient to cover such excise tax plus all income and excise tax imposed on such additional payment.
Directors’ Compensation
      Directors who are not employees of Regions or its subsidiaries are paid an annual directors’ board retainer of $32,000, or $40,000 if deferred under Regions’ directors’ deferred stock investment plan described below, plus an additional meeting attendance fee of $1,500, or $1,875 if deferred, for each board or committee meeting attended, and an additional annual chairman’s retainer of $6,000, or $7,500 if deferred, for each committee chair (or $10,000, or $12,500 if deferred, in the case of the audit committee chair). Also, an annual stock grant of 1,350 shares of Regions common stock will be deferred into the Regions directors’ deferred stock investment plan.
      Directors who are employees of Regions or its subsidiaries receive no fees for their services as directors.
      Nonemployee directors of Regions participate in Regions’ directors’ deferred stock investment plan, under which the common stock component of directors’ compensation described above is automatically deferred, and a director may elect to defer receipt of some or all of the participant’s cash compensation. Regions contributes 25% of the amount of cash deferred by each participating director. Deferred amounts and company contributions are credited to a bookkeeping account for the director, which is designated in notional shares of Regions common stock. Dividend equivalents, if any, are converted to additional notional shares of common stock in the participant’s account. At the end of the deferral period, the participant’s account is settled in actual shares of common stock, plus cash for any fractional share. Receipt and taxability of benefits are deferred until the later of the close of the year in which the participant reaches age 65 or close of the year in which the participant terminates as a director. During the deferral period, the participants’ deferrals and Regions’ contributions are invested in Regions common stock, which is maintained in a rabbi trust. For 2005, the amounts contributed by Regions as matching contributions for the present directors who participated in the plan, and the amounts of dividend equivalents credited under the plan, were as follows:

	Matching	Dividend
	Contributions	Equivalents
Name	Credited	Credited

Samuel W. Bartholomew, Jr.	$9,000	$2,438
James S.M. French	14,750	27,048
James E. Harwood	10,875	2,635
Margaret H. Greene	12,875	8,903
Parnell S. Lewis, Jr.	10,875	10,875
Susan W. Matlock	14,453	10,113
Jorge M. Perez	8,250	2,365
Malcolm Portera	12,875	7,138
John R. Roberts	10,875	2,598
Michael S. Starnes	9,375	2,475
W. Woodrow Stewart	15,688	20,527
Lee J. Styslinger III	15,125	7,524
John H. Watson	14,422	19,197
Spence L. Wilson	9,750	2,518
Harry W. Witt	17,625	11,419
Compensation Committee Interlocks and Insider Participation
      The directors who served on Regions’ compensation committee during 2005 were:

James S.M. French, chairman
Susan W. Matlock
George W. Bryan
Michael S. Starnes
      None of these committee members is or ever has been an officer or employee of Regions or any of its subsidiaries.
      During part of 2005, Samuel E. Upchurch, Jr., director of corporate and strategic initiatives of Regions, served as a member of the board of directors of Altec, Inc., and Lee J. Styslinger III, chief executive officer of Altec, Inc., served as a director of Regions. Mr. Upchurch resigned as a director of Altec in May, 2005.

Financial Performance
      Set forth below is a graph comparing the yearly percentage change in the cumulative total return of Regions’ common stock against the cumulative total return of the S&P 500 Index, and the S&P Banks Index for the past five years. This presentation assumes that the value of the investment in Regions’ common stock and in each index was $100 and that all dividends were reinvested.

	Period ending
	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
Regions	$100.00	$113.93	$131.29	$151.79	$187.16	$187.22
S&P 500 Index	100.00	88.12	68.66	88.34	97.94	102.74
S&P Banks Index	100.00	100.00	98.97	125.34	143.43	141.38
Other Transactions
      Directors and officers of Regions and their associates were customers of, and had transactions with, Regions in the ordinary course of business during 2005; additional transactions may be expected to take place in the ordinary course of business. Included in such transactions are outstanding loans and commitments from Regions Bank, all of which were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features.
      Regions retained during 2005 and prior years the law firm of Stokes Bartholomew Evans & Petree, P.A., of which director Samuel W. Bartholomew, Jr. was a partner until July 2005, and retained during 2005 and prior years and proposes to retain in the future on behalf of Regions or certain of its subsidiaries the law firm of Adams and Reese/ Stokes Bartholomew LLP, of which Mr. Bartholomew became a partner in July 2005 as a result of the merger of the Nashville, Tennessee office of Stokes Bartholomew Evans & Petree with Adams and Reese LLP. During 2005, Regions or its subsidiaries paid legal fees to the firms of Stokes Bartholomew Evans & Petree, P.A., and Adams and Reese/ Stokes Bartholomew LLP, but in each case the amount did not exceed 5% of the firm’s gross revenue for 2005.
PROPOSAL 2 — APPROVAL OF 2006 LONG TERM INCENTIVE PLAN
      The compensation committee and the board of directors have proposed the Regions Financial Corporation 2006 Long Term Incentive Plan (the “2006 Long Term Incentive Plan”), subject to the approval of the stockholders. In the absence of stockholder approval the 2006 Long Term Incentive Plan will not take effect. A copy of the 2006 Long Term Incentive Plan is attached to this proxy statement as Appendix A.
      Shares of Regions common stock that may be awarded under the plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.
      The 2006 Long Term Incentive Plan provides generally for the granting to officers and key employees of Regions of non-qualified stock options, stock appreciation rights and shares of stock designated as restricted stock, nonstock share equivalents or share-indexed dollar equivalents in the form of performance shares or performance units, and other equity-based awards. The plan is intended to be used over a period of years to assist Regions in attracting, retaining, motivating and rewarding employees who make a significant contribution to Regions’ long term success, and to encourage employees to acquire and maintain an equity interest in the Company.
      The plan provides that 20,000,000 common share equivalents are subject to and available for distribution to recipients under the plan. For this purpose, shares of restricted stock granted under the plan are assigned a higher share equivalent value because the value of a grant of restricted stock on the date of grant is comparatively higher than the value of a stock option for the same number of underlying shares. Specifically, the plan provides that each share of restricted stock granted under the plan is assigned a share equivalent factor of 4.0 compared to the stock option equivalent of 1.0. In operation, this means that grants of restricted stock will deplete the number of share equivalents available for grant faster than grants of the same number of stock options. Regions has concluded that this mechanism more closely correlates the value of a grant under the plan to the number of share equivalents used for the grant. The closing market price of the common stock of the Company as reported by the New York Stock Exchange was $35.17 per share on March 31, 2006.
      The 2006 Long Term Incentive Plan is administered and interpreted by the compensation committee, which is composed of nonemployee directors who are independent within the meaning of New York Stock Exchange listing standards. The board of directors may, without further approval of the stockholders, suspend, terminate or amend the 2006 Long Term Incentive Plan. However, no such action may be taken without stockholder approval which would materially increase the total number of shares of common stock or common stock equivalents which may be issued under the Plan, relax the performance objectives for performance based awards, or materially increase the benefits of the plan within the meaning of New York Stock Exchange listing standards. Also, no action may be taken without a recipient’s consent which would reduce or impair any vested rights or obligations under any then outstanding award under the Plan.
      The plan provides that awards under the plan may be granted subject to satisfaction of performance objectives, and, if designated by the committee at the time of grant, as awards intended to satisfy the requirements of Internal Revenue Code Section 162(m) applicable to “qualified incentive based compensation.” For performance based awards intended to satisfy such requirements, the performance objectives must be limited to specified levels of or increases in (1) earnings (including, but not limited to, earnings per share or other corporate measures); (2) profit (including, but not limited to, net profit, gross profit, operating profit, economic profit, profit margins or other profit measures); (3) net income; (4) revenue; (5) stock price or performance; (6) stockholder return; (7) return measures (including, but not limited to, return on assets, capital, equity or revenue); (8) growth of loans and deposits; (9) market share; (10) expenses (including, but not limited to, expense management, expense efficiency ratios or other expense measures); (11) business expansions or consolidation (including but not limited to, acquisitions and divestitures); (12) internal rate of return; (13) planning accuracy (as measured by comparing planned results to actual results); (14) number of customers or households; and (15) asset quality and charge-offs, in each case of the Company, a subsidiary, or a region, division, department or function in the Company or a subsidiary.
      The 2006 Long Term Incentive Plan authorizes the granting of non-qualified stock options to purchase shares of common stock of the Company.

      No stock options may be granted under the 2006 Long Term Incentive Plan after the date of the tenth anniversary of the effective date of the plan’s approval, expected to be May 18, 2016. The option price per share of non-qualified stock options shall not be less than the fair market value of the common stock on the date of the grant. Options may be exercised by payment in cash, or in the discretion of the Committee, by delivery of shares having a market value equal to the option price, or in any combination of cash and shares. An option may be exercised only subject to such terms as the Committee may impose at the time the option is granted. In general, an option must terminate not later than ten years after the date of the grant.
      Stock appreciation rights may be granted under the 2006 Long Term Incentive Plan in connection with all or any part of non-qualified stock options, or independent of stock options. Stock appreciation rights permit the recipient to receive from the Company an amount determinable in relation to any increase in fair market value of the Company’s common stock. The amount awardable upon exercise of a stock appreciation right for each share covered by the exercise is equal to the difference between the exercise price and the fair market value of the share on the date of exercise. The committee has the discretion to establish the terms of a stock appreciation right award at the time of grant, including the method of exercise, method of settlement, form of consideration payable in settlement, and any other terms and conditions of the award. Any stock appreciation right award and the terms and conditions thereof must be evidenced by an award agreement between Regions and the recipient. The aggregate amount due on exercise of a stock appreciation right may be paid wholly or partly in cash or in common stock, in the discretion of the committee.
      Regions understands the federal income tax consequences of stock options under the 2006 Long Term Incentive Plan, under existing federal income tax laws and regulations to be as follows:
      The holder of a non-qualified stock option, upon exercise, must include as ordinary income subject to federal taxation an amount equal to the excess of the fair market value of the stock acquired at date of exercise over the option price.
      The recipient of stock appreciation rights will not be subject to federal income tax at the time of receipt. However, stock or cash delivered pursuant to the exercise of such rights will be treated as taxable income to the employee in the year of receipt.
      A restricted stock award under the 2006 Long Term Incentive Plan consists generally of a grant or sale of the Company’s common stock to the recipient subject to conditions determined by the Committee. The terms determinable by the Committee in each restricted stock award include the number of shares, the price, if any, to be paid by the recipient, the time within which the award may be subject to forfeiture, the nature of the restrictions, including performance criteria if any, and the circumstances upon which restrictions will lapse. The recipient of restricted stock may not sell or transfer such shares during the restriction period, and the certificates representing such shares remain in the custody of the Company until the conditions of restriction are satisfied. Upon lapse or removal of the restrictions, the recipient will have unrestricted ownership of the covered shares.
      The 2006 Long Term Incentive Plan also provides for the grant of awards in the form of performance shares and performance units. The Committee selects recipients of performance share and performance unit awards and establishes performance objectives, the performance period, and the amount and form of the award, which may consist of stock or cash. The performance objectives may relate to the specific performance of the recipient, or the performance of the region, subsidiary, unit, department or function within which the recipient is employed. Performance objectives are intended to enhance the long term financial condition of the Company. If at the end of the performance period the performance objectives have been satisfied, the recipient will have earned the award. If the specific performance objectives are exceeded, the committee in its discretion may award a multiple of the target award, and if the performance objectives are satisfied in part, the committee in its discretion may grant the recipient a portion of the performance award.

      The 2006 Long Term Incentive Plan provides for the grant of full value stock awards in the form of dividend equivalents. Generally, a dividend equivalent entitles the recipient to receive an amount equivalent to the cash dividends declared on Regions common stock over a specified period. The committee has the discretion to set the terms and conditions of a dividend equivalent award at the time of grant, including the number of shares referable to the award, the time period, the form of consideration in which an award is to be settled, and the method of settlement.
      The 2006 Long Term Incentive Plan also grants to the committee discretion to make stock-based awards in other forms and to establish the terms and conditions of the award at the time of grant. In general, any other form of stock-based award under the 2006 Long Term Incentive Plan will be payable in, valued in whole or in part by reference to, or be otherwise based on or related to common stock of the Company. Any such award must be determined by the committee to be consistent with the purposes of the 2006 Long Term Incentive Plan.
      With respect to any or all awards under the 2006 Long Term Incentive Plan, the committee may accelerate the award, meaning that the committee may determine that outstanding options, stock appreciation rights, and other awards in the nature of rights that may be exercised shall become fully exercisable, all restrictions on outstanding awards shall lapse and applicable performance objectives shall be deemed satisfied. In exercising its discretion to accelerate awards under the plan, the committee may distinguish among recipients and among awards. Awards are automatically accelerated in the event of termination of employment within 24 months after a change of control.
      In addition to the 2006 Long Term Incentive Plan, Regions has previously adopted other incentive based compensation plans, including the 1988 Stock Option Plan, the 1991 Long Term Incentive Plan, and the 1999 Long Term Incentive Plan. In addition, Regions assumed and continued in effect certain of Union Planters’ long term incentive plans. The 2006 Long Term Incentive Plan is similar in scope and operation to Regions’ 1999 Long Term Incentive Plan.
      Contingent on stockholder approval of the 2006 Long Term Incentive Plan, the compensation committee has frozen the prior plans, meaning that no further awards can be made under those plans. Outstanding awards under such plans will remain outstanding and subject to the existing terms and conditions of the original grant.
      It is not possible at this time to determine the amounts of the awards that may be granted under the plan in the future, assuming stockholder approval is obtained. The awards granted under the current long term incentive plans of Regions in 2005 to Regions’ named executive officers are as set forth in the tables above. The aggregate number of awards granted in 2005 under such plans to all executive officers as a group was 2,172,405 and to all employees, including all current officers who are not executive officers, as a group was 4,312,743.

Equity Compensation Plan Information
      The following table gives information about the common stock that may be issued upon the exercise of options, warrants and rights under all of Regions existing equity compensation plans as of December 31, 2005.

				Number of Securities
	Number of Securities to			Remaining Available for
	be Issued Upon		Weighted Average	Future Issuance Under
	Exercise of		Exercise Price of	Equity Compensation Plans
	Outstanding Options,		Outstanding Options,	(Excluding Securities
Plan Category	Warrants and Rights		Warrants and Rights	Reflected in First Column)

Equity Compensation Plans Approved by Stockholders	28,180,768	(1)	$28.25	11,263,649	(2)
Equity Compensation Plans Not Approved by Stockholders(3)	5,409,312		$25.23	0

Total	33,590,080		$27.76	11,263,649

(1)	Does not include outstanding restricted stock awards.

(2)	Includes shares available for future issuance under the 1999 Long Term Incentive Plan of former Regions Financial Corporation and the 1992 Stock Incentive Plan of Union Planters Corporation, both assumed by Regions in connection with the merger.

(3)	Consists of outstanding stock issued under certain plans assumed by Regions in connection with business combinations. In each instance, the number of shares subject to option and the exercise price of outstanding options have been adjusted to reflect the applicable exchange ratio.
      The board recommends you vote “FOR” proposal no. 2. Proxies solicited by the board will be voted “FOR” this proposal unless otherwise instructed on the proxy card.
PROPOSAL 3 — RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
General
      The audit committee has selected Ernst & Young LLP as Regions’ independent auditors for the 2006 fiscal year. The board of directors recommends that the stockholders ratify the selection of Ernst & Young. Ernst & Young (or its predecessor) has served as Regions’ independent auditors since 1971. In the event the selection is not ratified by a majority of votes represented at the annual meeting in person or by proxy, it is anticipated that no change in auditors would be made for the current year because of the difficulty and expense of making any change in the middle of the current year, but the vote would be considered in connection with the engagement of independent auditors for 2007.
      Ernst & Young LLP has been engaged to provide auditing services and also to provide tax services and general accounting advice. In making this selection, the audit committee considered whether the engagement by Regions of Ernst & Young for services other than audit services is compatible with Ernst & Young’s independence.
      Ernst & Young LLP served as Regions’ independent auditors for the year ended December 31, 2005, and a representative of the firm will be present at the stockholders’ meeting to make a statement if he or she so desires and to respond to appropriate questions from stockholders.

Fees
      The aggregate fees paid to Ernst & Young LLP by Regions during 2005 and 2004 are set forth in the following table:

	2005	2004

Audit fees(1)	$2,440,000	$2,789,000
Audit related fees(2)	789,000	754,000
Tax fees(3)	1,099,000	1,522,000
All other fees(4)	396,000	503,000

Total fees	$4,724,000	$5,568,000

(1)	Audit fees included fees associated with the annual audit of Regions’ consolidated financial statements and internal control over financial reporting, reviews of Regions’ quarterly reports on Form 10-Q, SEC regulatory filings, and statutory audits of certain of Regions’ subsidiaries.

(2)	Audit related fees primarily included accounting consultation, assistance with securitizations or other accounting transactions, SAS 70 internal control reports, and audits of employee benefit plans and funds.

(3)	Tax fees included tax compliance services and tax advice and planning assistance.

(4)	All other fees included primarily assistance with human resources services and cash management services. No financial information systems implementation and design services where rendered by Ernst & Young during 2005 or 2004.
      In accordance with the audit committee charter, the audit committee must preapprove any engagement of Ernst & Young LLP for audit or nonaudit services. The audit committee has delegated to its chairperson the authority to preapprove permissible nonaudit services, provided the anticipated fee for such service does not exceed $50,000. Any such approval of nonaudit services pursuant to this delegation of the full audit committee’s authority must be presented to the audit committee at its next regular meeting.
      The board recommends you vote “FOR” proposal no. 3. Proxies solicited by the board will be voted “FOR” this proposal unless otherwise instructed on the proxy card.
PROPOSAL 4 — SHAREHOLDER PROPOSAL
      Gerald R. Armstrong of 820 Sixteenth Street, No. 705, Denver, Colorado 80202-3227, owner of 185.86 shares of Regions common stock, has notified Regions that he intends to present the following proposal and related supporting statement at the annual meeting:
Proposal
      The proposal is as follows:

RESOLUTION: That the shareholders of REGIONS FINANCIAL CORPORATION request its Board of Directors to take those steps necessary to eliminate the classification of terms of its Board of Directors to require that all Directors stand for election annually. The Board declassification shall be completed in a manner that does not affect the unexpired terms of the previously-elected Directors.
      The proponent’s supporting statement is as follows:

The proponent believes the election of directors is the strongest way that shareholders influence the directors of any corporation. Currently, REGIONS’ board is divided into three classes with each class serving staggered three-year terms. Because of this structure, shareholders may only vote for one-third of the directors each year. This is not in the best interest of shareholders because it reduces accountability and is an unnecessary take-over defense.

In recent annual meetings, many corporations have repealed three-year terms for directors and replaced them with one-year terms realizing that accountability is beneficial for shareholders. These corporations include Pfizer, Sprint, Equity Residential Properties, Istar Financial, West Coast Bancorp, Bristol-Myers Squibb, Dow Jones, North Valley Bancorp, Equity Office Properties Trust, and Pfizer, to name just a few.

The 2003 proxy statement of PFIZER, INC. states: “The Board believes that all Directors should be equally accountable at all times for the company’s performance and that the will of the majority of shareholders should not be impeded by a classified board. The amendment will allow shareholders to review and express their opinions on the performance of all Directors each year.”

WEST COAST BANCORP state in its 2003 proxy statement: “Annual election will facilitate the election of directors who will, in the view of a majority of shareholders, manage the company in the best interests of the company and its shareholders.”

WISCONSIN ENERGY CORPORATION adopted one-year terms for its directors in their annual meeting held in 2004. Its proxy statement said: “A classified board has the effect of making it more difficult...for stockholders to change a majority of directors even where a majority of stockholders are dissatisfied with the performance of incumbent directors.

The performance of our management and our Board of Directors is now being more strongly challenged after the merger of Regions and Union Planters and the accountability for performance is now to a greater number of shareholders whose capital has been entrusted in the form of share investments.

If you agree, please vote “FOR” this proposal.

Board of Directors’ Recommendation
      The board recommends that you vote “AGAINST” this proposal.
      The nominating and corporate governance committee regularly evaluates Regions’ corporate governance principles to ensure that such principles, including the staggered election of directors, remain in the best interests of Regions and its stockholders. In its most recent review and in connection with its review of this shareholder proposal, the committee considered the current industry environment, the history of the stagger system and arguments for and against the stagger system, including benefits of the stagger system for a complex regional financial institution such as Regions. After careful consideration, the committee concluded that the staggered election of directors remains in the best interest of Regions and its stockholders and recommended to the board that the staggered system should be maintained. Based on the committee’s conclusion and recommendation, the board has determined that the staggered election of directors remains in the best interest of Regions and its stockholders, and that no action should be taken at the present time. The board opposes the proposal for the following reasons:

•	Prior stockholder approval. In connection with the merger between Regions and Union Planters, each company’s board of directors determined that a classified board of directors would be in the best interest of the merged company. Accordingly, as submitted to stockholders for approval, the merger proposal provided that the merged company would have a stagger system. The merger proposal was approved by each company’s stockholders at their respective 2004 annual meetings of stockholders.

•	Continuity and stability. The staggered election of directors helps maintain continuity and stability to the work of the board. It ensures that at least two-thirds of directors at all times will have prior experience as directors and an in-depth knowledge of Regions’ complex financial business. The continuity and stability that result from staggered elections assists the board in conducting long-

term strategic planning, which is critical to the future success of Regions and helps create long-term value for Regions’ stockholders.

•	Accountability. Directors elected to a classified Board are not less accountable to stockholders than they would be if all directors were elected annually. All directors are required to uphold their fiduciary duties to Regions and its stockholders regardless of the length of their term. It is the manner in which directors fulfill their duties and responsibilities, not the frequency of their election, which drives effective corporate governance and protects the interests of stockholders.

•	Independence. Electing directors to three-year, not one-year, terms can enhance the independence of non-management directors. The longer term provides non-management directors with insulation from pressure from management or special interest groups, who may have an agenda contrary to the long-term interests of all stockholders.

•	Stockholders’ interest. Regions’ directors are also stockholders and share the interests of Regions’ stockholders. In addition, our director compensation program further aligns each director’s interests with stockholder interests. A portion of each non-employee director’s compensation is paid in Regions common stock through Regions directors’ deferred stock investment plan, and non-employee directors also have the option of deferring some or all of their cash compensation through the plan. This provides a continuing incentive to increase stockholder value and to promote Regions’ long-term success.

•	Value protection. The fact that two-thirds of the board has tenure for more than a year would encourage persons who may seek to acquire Regions to initiate such action through negotiations with the board. The staggered board helps ensure that the board will have sufficient time to evaluate proposals, consider alternatives and act in the best interest of Regions and its stockholders. The board believes that a staggered board enhances the ability to negotiate favorable terms with the proponent of an unfriendly or unsolicited proposal and does not preclude takeover offers.

      The board recommends you vote “AGAINST” proposal no. 4. Proxies solicited by the board will be voted “AGAINST” this proposal unless otherwise instructed on the proxy card.
PROPOSALS OF STOCKHOLDERS
      Proposals by stockholders intended to be presented at Regions’ 2007 annual meeting of stockholders must be received by Regions not later than December 6, 2006, for consideration for possible inclusion in the proxy statement relating to that meeting.
      The bylaws of Regions include provisions requiring advance notice of a stockholder’s nomination of members of the board of directors. To be timely such notice must be received by Regions not less than 120 days before the date of the previous year’s proxy statement. If no annual meeting was held the previous year and in any year in which the date of the annual meeting is moved by more than 30 days from the date of the previous year’s annual meeting, the notice will be considered timely if received not less than 120 days before the date of the annual meeting or by the 10th day following the day on which public disclosure of the annual meeting date was made. The board of directors of Regions is not required to nominate in the annual proxy statement any person so proposed.
      The procedure for submitting a stockholder proposal is generally the same as for submitting stockholder nominations.

OTHER BUSINESS
      Regions does not know of any business to be presented for action at the meeting other than those items listed in the notice of the meeting and referred to herein. If any other matters properly come before the meeting or any adjournment thereof, it is intended that the proxies will be voted in respect thereof in accordance with the recommendations of the board of directors.

By Order of the Board of Directors

R. Alan Deer
Corporate Secretary
Dated April 5, 2006

Appendix A
REGIONS FINANCIAL CORPORATION
2006 LONG-TERM INCENTIVE PLAN

REGIONS FINANCIAL CORPORATION
2006 LONG-TERM INCENTIVE PLAN

ARTICLE 1			A-1
PURPOSE			A-1
1.1.	GENERAL		A-1
ARTICLE 2			A-1
EFFECTIVE DATE			A-1
2.1.	EFFECTIVE DATE		A-1

ARTICLE 3			A-1
DEFINITIONS			A-1
3.1.	DEFINITIONS		A-1
	(a)	“Award”	A-1
	(b)	“Award Agreement”	A-1
	(c)	“Board”	A-1
	(d)	“Change in Control”	A-1
	(e)	“Code”	A-2
	(f)	“Committee”	A-2
	(g)	“Company”	A-2
	(h)	“Covered Employee”	A-2
	(i)	“Disability”	A-2
	(j)	“Dividend Equivalent”	A-3
	(k)	“Effective Date”	A-3
	(l)	“Full Value Award”	A-3
	(m)	“Fair Market Value”	A-3
	(n)	“Grant Date”	A-3
	(o)	“Non-Employee Director”	A-3
	(p)	“Non-Qualified Stock Option”	A-3
	(q)	“Option”	A-3
	(r)	“Other Stock-Based Award”	A-3
	(s)	“Parent”	A-3
	(t)	“Participant”	A-3
	(u)	“Performance Criteria”	A-3
	(v)	“Performance Objectives”	A-3
	(w)	“Performance Share”	A-4
	(x)	“Performance Unit”	A-4
	(y)	“Plan”	A-4
	(z)	“Qualified Performance-Based Award”	A-4
	(aa)	“Restricted Stock”	A-4
	(bb)	“Section 162(m) Exemption”	A-4
	(cc)	“Specified Employee”	A-4
	(dd)	“Stock”	A-4

A-i

	(ee)	“Stock Appreciation Right” or “SAR”	A-4
	(ff)	“Subsidiary”	A-4
	(gg)	“1933 Act”	A-4
	(hh)	“1934 Act”	A-4

ARTICLE 4			A-5
ADMINISTRATION			A-5
4.1.	COMMITTEE		A-5
4.2.	ACTION BY THE COMMITTEE		A-5
4.3.	AUTHORITY OF COMMITTEE		A-5
4.4.	DECISIONS BINDING		A-6
4.5.	AWARD AGREEMENTS		A-6

ARTICLE 5			A-6
SHARES SUBJECT TO THE PLAN			A-6
5.1.	NUMBER OF SHARES		A-6
5.2.	REDUCTION RATIO		A-6
5.3.	SHARE COUNTING		A-6
5.4.	STOCK DISTRIBUTED		A-7
5.5.	LIMITATION ON AWARDS		A-7
5.6.	MINIMUM VESTING REQUIREMENTS		A-7

ARTICLE 6			A-7
ELIGIBILITY			A-7
6.1.	GENERAL		A-7

ARTICLE 7			A-7
STOCK OPTIONS			A-7
7.1.	GENERAL		A-7
	(a)	EXERCISE PRICE	A-7
	(b)	TIME AND CONDITIONS OF EXERCISE	A-7
	(c)	LAPSE OF OPTION	A-8
	(d)	PAYMENT	A-8
	(e)	EVIDENCE OF GRANT	A-8

ARTICLE 8			A-8
STOCK APPRECIATION RIGHTS			A-8
8.1.	GRANT OF SARs		A-8
	(a)	RIGHT TO PAYMENT	A-8
	(b)	OTHER TERMS	A-8
	(c)	FREESTANDING STOCK APPRECIATION RIGHTS	A-8
	(d)	TANDEM STOCK APPRECIATION RIGHTS	A-8
	(e)	PAYMENT IN CASH OR SHARES	A-9
	(f)	EXERCISE PERIOD	A-9
	(g)	CHANGE IN CONTROL	A-9

ARTICLE 9			A-9
PERFORMANCE SHARES OR PERFORMANCE UNITS			A-9

A-ii

9.1.	GRANT OF PERFORMANCE SHARES OR PERFORMANCE UNITS	A-9
9.2.	RIGHT TO PAYMENT	A-9
9.3.	PERFORMANCE PERIOD	A-9
9.4.	THRESHOLD PERFORMANCE OBJECTIVES	A-9
9.5.	PAYMENT OF PERFORMANCE SHARES AND PERFORMANCE UNITS	A-10
9.6.	DIVIDEND EQUIVALENTS	A-10

ARTICLE 10		A-10
AWARDS OF RESTRICTED STOCK		A-10
10.1.	GRANT OF RESTRICTED STOCK	A-10
10.2.	ISSUANCE AND RESTRICTIONS	A-10
10.3.	CONSIDERATION	A-10
10.4.	SUBSTANTIAL RISK OF FORFEITURE	A-10
10.5.	DIVIDENDS, VOTING AND OTHER OWNERSHIP RIGHTS	A-10
10.6.	PERFORMANCE-BASED RESTRICTED STOCK	A-10
10.7.	REINVESTING	A-11
10.8.	ISSUANCE OF RESTRICTED STOCK	A-11

ARTICLE 11		A-11
DIVIDEND EQUIVALENTS		A-11
11.1.	GRANT OF DIVIDEND EQUIVALENTS	A-11

ARTICLE 12		A-11
OTHER STOCK-BASED AWARDS		A-11
12.1.	GRANT OF OTHER STOCK-BASED AWARDS	A-11

ARTICLE 13		A-11
CODE SECTION 409A PROVISIONS		A-11
13.1.	DEFERRED COMPENSATION	A-11
13.2.	SAFE HARBOR EXTENSION PERIOD	A-12
13.3.	DEFERRED COMPENSATION UNDER OTHER PLANS	A-12

ARTICLE 14		A-12
PROVISIONS APPLICABLE TO AWARDS		A-12
14.1.	TERM OF AWARD	A-12
14.2.	FORM OF PAYMENT FOR AWARDS	A-12
14.3.	LIMITS ON TRANSFER	A-12
14.4.	BENEFICIARIES	A-13
14.5.	STOCK CERTIFICATES	A-13
14.6.	ACCELERATION FOLLOWING A CHANGE IN CONTROL	A-13
14.7.	ACCELERATION FOR ANY OTHER REASON	A-13
14.8.	EFFECT OF ACCELERATION	A-14
14.9.	LAPSE OR FORFEITURE AT OR FOLLOWING TERMINATION OF EMPLOYMENT	A-14

A-iii

14.10.	PERFORMANCE OBJECTIVES	A-15
14.11.	SUBSTITUTE AWARDS	A-16
ARTICLE 15		A-16
CHANGES IN CAPITAL STRUCTURE		A-16
15.1.	GENERAL	A-16
ARTICLE 16		A-17
AMENDMENT, MODIFICATION AND TERMINATION		A-17
16.1.	AMENDMENT, MODIFICATION AND TERMINATION	A-17
16.2.	AWARDS PREVIOUSLY GRANTED	A-17
ARTICLE 17		A-17
GENERAL PROVISIONS		A-17
17.1.	NO RIGHTS TO AWARDS	A-17
17.2.	NO STOCKHOLDER RIGHTS	A-17
17.3.	WITHHOLDING	A-17
17.4.	NO RIGHT TO CONTINUED SERVICE	A-18
17.5.	UNFUNDED STATUS OF AWARDS	A-18
17.6.	INDEMNIFICATION	A-18
17.7.	RELATIONSHIP TO OTHER BENEFITS	A-18
17.8.	EXPENSES	A-18
17.9.	TITLES AND HEADINGS	A-18
17.10.	GENDER AND NUMBER	A-18
17.11.	FRACTIONAL SHARES	A-18
17.12.	GOVERNMENT AND OTHER REGULATIONS	A-18
17.13.	GOVERNING LAW	A-19
17.14.	ADDITIONAL PROVISIONS	A-19
17.15.	FOREIGN PARTICIPANTS	A-19
17.16.	NO LIMITATIONS ON RIGHTS OF COMPANY	A-19

A-iv

REGIONS FINANCIAL CORPORATION
2006 LONG-TERM INCENTIVE PLAN
ARTICLE 1
PURPOSE
      1.1.     GENERAL. The purpose of the Regions Financial Corporation 2006 Long-Term Incentive Plan (the “Plan”) is to promote the success, and enhance the value, of Regions Financial Corporation and its Subsidiaries, by linking the personal interests of their employees, officers and directors to those of Company stockholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company by increasing its ability to motivate, attract, and retain the services of employees, officers and directors upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers and directors.
ARTICLE 2
EFFECTIVE DATE
      2.1.     EFFECTIVE DATE. The Plan shall be effective as of the date upon which it shall be approved by the stockholders of the Company (the “Effective Date”). The Plan shall be submitted to the stockholders of the Company for approval within 12 months of the approval thereof by the Compensation Committee of the Board.
ARTICLE 3
DEFINITIONS
      3.1.     DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

(a) “Award” means any grant or award of Options, Stock Appreciation Rights, Restricted Stock, Performance Shares, Performance Units, Dividend Equivalents, or Other Stock-Based Award, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

(b) “Award Agreement” means an agreement, contract, other instrument or document or other evidence approved by the Committee evidencing an Award. An Award Agreement may be in an electronic medium, may be solely evidenced by a notation on the Company’s books and records, and need not be signed by a representative of the Company or a Participant. An Award Agreement may be in the form of individual award agreements or certificates or a document describing the terms and provisions of an Award or series of Awards under the Plan.

(c) “Board” means the Board of Directors of the Company.

(d) “Change in Control” with respect to any Award has the meaning assigned to the term in the change in control agreement, if any, between the Participant and the Company, provided, however that if there is no such change in control agreement, it shall mean any of the following events:

(i) the acquisition by any “Person” (as the term “person” is used for the purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of direct or indirect beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% of the combined voting power of the then-outstanding securities of the Company entitled to vote in the election of directors (the “Voting Securities”); or

(ii) individuals who, as of the date hereof, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election, was approved by a vote of at least a majority of the Incumbent Directors then on the Board, or the Nominating & Corporate Governance Committee of the Board, shall be an Incumbent Director, unless such individual is initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

(iii) The consummation of a merger, consolidation, reorganization, statutory share exchange, or similar form of corporate transaction involving the Company, the sale or other disposition of all or substantially all of the Company’s assets, or the acquisition of assets or stock of another entity by the Company (each a “Business Combination”), unless such Business Combination is a “Non-Control Transaction.” A “Non-Control Transaction” is a Business Combination immediately following which the following conditions are met:

(A) the stockholders of the Company immediately before such Business Combination own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then-outstanding voting securities entitled to vote in the election of directors of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such Business Combination owns the Company or substantially all of the Company’s assets or stock either directly or through one or more subsidiaries) (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Company Voting Securities immediately before such Business Combination;

(B) at least a majority of the members of the board of directors of the Surviving Corporation were Incumbent Directors at the time of the Board’s approval of the execution of the initial Business Combination agreement; and

(C) no person other than (i) the Company or any of its subsidiaries, (ii) the Surviving Corporation or its ultimate parent corporation, or (iii) any employee benefit plan (or related trust) sponsored or maintained by the Company immediately prior to such Business Combination beneficially owns, directly or indirectly, fifty percent (50%) or more of the combined voting power of the Surviving Corporation’s then-outstanding voting securities entitled to vote in the election of directors; or

(iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) and after such acquisition of Voting Securities by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities, then a Change in Control shall occur.

(e) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(f) “Committee” means the committee of the Board described in Article 4.

(g) “Company” means Regions Financial Corporation, a Delaware corporation, or any successor corporation.

(h) “Covered Employee” means a covered employee as defined in Code Section 162(m)(3) or the regulations thereunder.

(i) “Disability” means a physical or mental condition which is expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months and which renders the Participant incapable of performing the work for which he is employed or similar work, as evidenced by eligibility for and actual receipt of benefits payable under a group long-term disability plan or policy maintained by the Company or any of its Subsidiaries that is by its terms applicable to the Participant.

(j) “Dividend Equivalent” means a right granted to a Participant under Article 11.

(k) “Effective Date” has the meaning assigned such term in Section 2.1.

(l) “Full Value Award” means an Award other than in the form of an Option or an SAR, and which is settled by the issuance of stock.

(m) “Fair Market Value” means, as of any given date, the average of the highest and lowest reported sale prices of the Stock (or if no transactions were reported on such date on the next preceding date on which transactions were reported) in the principal market in which such Stock is traded on such date.

(n) “Grant Date” means the date specified by the Committee on which a grant of an Award shall become effective, which shall not be earlier than the date on which the Committee takes action with respect thereto.

(o) “Non-Employee Director” means a director of the Company who is not a common law employee of the Company or an affiliate.

(p) “Non-Qualified Stock Option” means an Option that is not intended to meet the requirements of Section 422 of the Code or any successor provision thereto for an incentive stock option.

(q) “Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option under the Plan shall be a Non-Qualified Stock Option.

(r) “Other Stock-Based Award” means a right, granted to a Participant under Article 12, that relates to or is valued by reference to Stock or other Awards relating to Stock.

(s) “Parent” means a corporation which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company.

(t) “Participant” means a person who, as an employee, officer or director of the Company or any Subsidiary, has been granted an Award under the Plan.

(u) “Performance Criteria” means accepted objective financial criteria in the financial services industry.

(v) “Performance Objectives” means the performance goals or objectives, if any, established pursuant to this Plan for Participants who have been granted Awards under the Plan. Performance Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or a Subsidiary, division, region, department or function within the Company or a Subsidiary. Performance Objectives may be specified in absolute terms, in percentages, or in terms of growth from period to period or growth rates over time, as well as measured relative to an established or specially-created index of Company competitors or peers. Any member of a specially-created index that disappears during a Plan Year shall be disregarded for the entire Plan Year. Performance Objectives need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo or the limitation of economic losses (measured, in each case, by reference to a specific business criterion). Performance Objectives may be based on any Performance Criteria, provided that any Performance Criteria applicable to a Qualified Performance-Based Award shall be limited to specified levels of or increases in the (1) earnings (including, but not limited to, earnings per share or other corporate measures); (2) profit (including, but not limited to, net profit, gross profit, operating profit, economic profit, profit margins or other profit measures); (3) net income; (4) revenue; (5) stock price or performance; (6) stockholder return; (7) return measures (including, but not limited to, return on assets, capital, equity or revenue); (8) growth of loans and deposits; (9) market share; (10) expenses

(including, but not limited to, expense management, expense efficiency ratios or other expense measures); (11) business expansions or consolidation (including but not limited to, acquisitions and divestitures); (12) internal rate of return; (13) planning accuracy (as measured by comparing planned results to actual results); (14) number of customers or households; and (15) asset quality and charge-offs, of the Company or Subsidiary, or a division, region, department or a function within the Company or Subsidiary. Except in the case of a Qualified Performance-Based Award (unless and to the extent permitted under Code Section 162(m)), if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances unrelated to the performance of the Participant render the Performance Objectives unsuitable (including, but not limited to, asset write-downs or impairment charges, litigation or claim judgments or settlements, changes in tax laws, accounting principles or other laws or provisions affecting reported results, extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year, foreign exchange gains and losses, or any other identifiable event of a nonrecurring or extraordinary nature), the Committee may modify such Performance Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable.

(w) “Performance Share” means a bookkeeping entry that records the equivalent of one share of Stock awarded pursuant to Article 9.

(x) “Performance Unit” means a bookkeeping entry that records a unit equivalent to $1.00 awarded pursuant to Article 9.

(y) “Plan” means the Regions Financial Corporation 2006 Long-Term Incentive Plan, as amended from time to time.

(z) “Qualified Performance-Based Award” means an Award or portion of an Award that is intended to qualify for the Section 162(m) Exemption. The Committee shall designate any Qualified Performance-Based Award as such at the time of grant.

(aa) “Restricted Stock” means Stock granted to a Participant under Article 10 that is subject to certain restrictions and to risk of forfeiture.

(bb) “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code or any successor provision thereto.

(cc) “Specified Employee” means a specified employee as defined in Code Section 409A or applicable proposed or final regulations thereunder.

(dd) “Stock” means the $.01 par value Common Stock of the Company, and such other securities of the Company as may be substituted for Stock pursuant to Article 15.

(ee) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a share of Stock as of the date of exercise of the SAR over the grant price of the SAR, all as determined pursuant to Article 8.

(ff) “Subsidiary” means a corporation or other entity in which the Company has a direct or indirect ownership or other equity interest.

(gg) “1933 Act” means the Securities Act of 1933, as amended from time to time.

(hh) “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 4
ADMINISTRATION
      4.1.     COMMITTEE. The Plan shall be administered by the Compensation Committee of the Board or, at the discretion of the Board from time to time, by the Board. The Committee shall consist of three or more members of the Board. It is intended that the directors appointed to serve on the Committee shall be “non-employee directors” (within the meaning of Rule 16b-3 promulgated under the 1934 Act) and “outside directors” (within the meaning of Code Section 162(m) and the regulations thereunder) to the extent that Rule 16b-3 and, if necessary for relief from the limitation under Code Section 162(m) and such relief is sought by the Company, Code Section 162(m), respectively, are applicable. However, the mere fact that a Committee member shall fail to qualify under either of the foregoing requirements shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. During any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board.
      4.2.     ACTION BY THE COMMITTEE. For purposes of administering the Plan, the following rules of procedure shall govern the Committee. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved unanimously in writing by the members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Parent or Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.
      4.3.     AUTHORITY OF COMMITTEE. The Committee has the exclusive power, authority and discretion to:

(a) Designate Participants;

(b) Determine the type or types of Awards to be granted to each Participant;

(c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

(d) Determine the terms and conditions of any Award granted under the Plan, including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

(e) Accelerate the vesting or lapse of restrictions of any outstanding Award, in accordance with Article 14, based in each case on such considerations as the Committee in its sole discretion determines;

(f) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(g) Prescribe the form of each Award Agreement, which need not be identical for each Participant and which may be in the form of a document evidencing multiple Awards to one or more Participants;

(h) Decide all other matters that must be determined in connection with an Award;

(i) Establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(j) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan;

(k) Amend the Plan or any Award Agreement as provided herein; and

(l) Adopt such modification, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Company or a Subsidiary may operate, in order to assure the viability of the benefits of Awards granted to Participants located in such other jurisdictions and to meet the objectives of the Plan.

Notwithstanding the foregoing, grants of Awards to Non-Employee Directors hereunder shall be made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of Non-Employee Directors as in effect from time to time, and the Committee may not make discretionary grants hereunder to Non-Employee Directors.

Notwithstanding the above, the Board or the Committee may, by resolution, expressly delegate to a special committee, consisting of one or more directors who are also officers of the Company, the authority, within specified parameters, to (i) designate officers, employees or directors of the Company or any of its Subsidiaries to be recipients of Awards under the Plan, and (ii) to determine the number of such Awards to be received by any such Participants; provided however, that such delegation of duties and responsibilities to an officer of the Company may not be made with respect to the grant of Awards to eligible Participants (a) who are subject to Section 16(a) of the 1934 Act at the Grant Date, or (b) who as of the Grant Date are reasonably anticipated to become Covered Employees during the term of the Award. The acts of such delegates shall be treated hereunder as acts of the Board and such delegates shall report regularly to the Board and the Committee regarding the delegated duties and responsibilities and any Awards so granted.
      4.4.     DECISIONS BINDING. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.
      4.5.     AWARD AGREEMENTS. Each Award shall be evidenced by an Award Agreement. Each Award Agreement shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.
ARTICLE 5
SHARES SUBJECT TO THE PLAN
      5.1.     NUMBER OF SHARES. Subject to adjustment as provided in Sections 5.3 and 15.1, the aggregate number of shares of Stock reserved and available for Awards or which may be used to provide a basis of measurement for or to determine the value of an Award (such as with a Stock Appreciation Right or Performance Unit Award) shall be twenty million (20,000,000) shares.
      5.2.     REDUCTION RATIO. For purposes of Section 5.1, each share of Stock issued or transferred pursuant to an Award other than an Option or Stock Appreciation Right shall reduce the number of shares of Stock available for issuance under the Plan by four (4) shares. Awards that can be settled only in cash shall not reduce the number of shares of Stock available for issuance under the Plan.
      5.3.     SHARE COUNTING.
      (a) From and after the Effective Date, the following shall not reduce the number of authorized shares of Stock available for issuance under this Plan:

(1) Common Stock reserved for issuance upon exercise or settlement, as applicable, of Awards granted under the Plan to the extent the Awards expire or are canceled or surrendered;

(2) Restricted Stock granted under the Plan, to the extent such Restricted Stock is forfeited under Section 14.9 or is otherwise surrendered to the Company before the restricted period expires; and

(3) Awards, to the extent the payment is actually made in cash.

      (b) From and after the Effective Date, the following shares of Stock shall not become available for issuance under the Plan:

(1) Shares tendered by Participants as full or partial payment to the Company upon exercise of an Option granted under this Plan;

(2) Shares reserved for issuance upon grant of SARs, to the extent the number of reserved shares exceeds the number of shares actually issued upon exercise of the SARs; and

(3) Shares withheld by, or otherwise remitted to, the Company to satisfy a Participant’s tax withholding obligations upon the lapse of restrictions on Restricted Stock or the exercise of Options or SARs granted under the Plan or upon any other payment or issuance of shares under the Plan.
      (c) To the extent that the full number of shares of Stock subject to an Option or SAR is not issued upon exercise of the Option or SAR for any reason, only the number of shares issued and delivered upon exercise of the Option or SAR shall be considered for purposes of determining the number of shares of Stock remaining available for issuance pursuant to Awards granted under the Plan.
      (d) Substitute Awards granted pursuant to Section 14.11 of the Plan shall not count against the shares of Stock otherwise available for issuance under the Plan under Section 5.1.
      (e) A Stock Appreciation Right issued under an Award shall be counted as the equivalent of an Option for purposes of counting against the shares of Stock available for issuance under the Plan pursuant to Section 5.1
      5.4.     STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.
      5.5.     LIMITATION ON AWARDS. Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 15.1), the maximum number of shares of Stock with respect to one or more Options or SARs that may be granted during any one calendar year under the Plan to any one Covered Employee shall be two hundred fifty thousand (250,000); (ii) the maximum aggregate grant with respect to Awards of Restricted Stock, Performance Shares, Performance Units or other Stock-Based Awards (other than Options or SARs) granted in any one calendar year to any one Participant shall be two hundred fifty thousand (250,000), and (iii) the aggregate dollar value of any Performance Units or other cash-based award that may be paid to any one Participant during any one calendar year under the Plan shall be four million dollars ($4,000,000).
      5.6.     MINIMUM VESTING REQUIREMENTS. Full-Value Awards granted under the Plan to an employee shall either (i) be subject to a minimum vesting period of three years (which may include graduated vesting within such three-year period), or one year if the vesting is based on Performance Objectives, or (ii) be granted solely in exchange for foregone cash compensation.
ARTICLE 6
ELIGIBILITY
      6.1.     GENERAL. Awards may be granted only to individuals who are employees, officers or directors of the Company or employees or officers of a Parent or Subsidiary.
ARTICLE 7
STOCK OPTIONS
      7.1.     GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a) EXERCISE PRICE. The exercise price per share of Stock under an Option shall be determined by the Committee, provided that the exercise price for any Option (other than an Option issued as a substitute Award pursuant to Section 14.11) shall not be less than the Fair Market Value as of the Grant Date. The exercise price of the Option shall not be reduced, directly or indirectly, without the prior approval by the Company’s shareholders.

(b) TIME AND CONDITIONS OF EXERCISE. The Committee shall determine the time or times at which an Option may be exercised in whole or in part. The Committee also shall determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised. The Committee may waive any exercise provisions at any time in whole or in part based upon factors as the Committee may determine in its sole discretion so that the Option becomes exercisable at an earlier date.

(c) LAPSE OF OPTION. The Option shall lapse ten years after it is granted, unless an earlier option expiration date is set forth in the Award Agreement, and unless an earlier lapse occurs under Section 14.9. The original term of an Option may not be extended without the prior approval of the Company’s shareholders.

(d) PAYMENT. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, shares of Stock, or other property (including “cashless exercise” arrangements) and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants.

(e) EVIDENCE OF GRANT. All Options shall be evidenced by an Award Agreement between the Company and the Participant. The Award Agreement shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.
ARTICLE 8
STOCK APPRECIATION RIGHTS
      8.1.     GRANT OF SARs. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(a) RIGHT TO PAYMENT. Upon the exercise of a Stock Appreciation Right, the Participant to whom it is granted has the right to receive the excess, if any, of:

(1) The Fair Market Value of one share of Stock on the date of exercise; over

(2) The grant price of the Stock Appreciation Right as determined by the Committee, which shall not be less than the Fair Market Value of one share of Stock on the Grant Date.

(b) OTHER TERMS. All awards of Stock Appreciation Rights shall be evidenced by an Award Agreement. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Stock Appreciation Right shall be determined by the Committee at the time of the grant of the Award and shall be reflected in the Award Agreement.

(c) FREESTANDING STOCK APPRECIATION RIGHTS. A Stock Appreciation Right which is not granted in tandem with an Option or a similar right granted under any other plan of the Company shall be subject to the following:

(1) Each grant shall specify in respect of each freestanding Stock Appreciation Right the grant price of the SAR;

(2) Successive grants may be made to the same Participant regardless of whether any freestanding Stock Appreciation Rights previously granted to such Participant remain unexercised; and

(3) Each grant shall specify the period or periods of continuous employment of the Participant by the Company or any Subsidiary that are necessary before the freestanding Stock Appreciation Rights or installments thereof shall become exercisable, and any grant may provide for the earlier exercise of such rights in the event of an acceleration under Article 14.

(d) TANDEM STOCK APPRECIATION RIGHTS. Each grant of a tandem Stock Appreciation Right shall provide that such tandem Stock Appreciation Right may be exercised only (i) at a time when (A) the related Option (or any similar right granted under any other plan of the Company) is also exercisable and (B) the Fair Market Value on the date the SAR is exercised exceeds the exercise price of the Option; and (ii) by surrender of the related Option (or such other right) for cancellation.

(e) PAYMENT IN CASH OR SHARES. Any grant may specify that the amount payable upon the exercise of a Stock Appreciation Right may be paid by the Company in cash, shares of Stock or any combination thereof and may (i) either grant to the Participant or reserve to the Committee the right to elect among those alternatives or (ii) preclude the right of the Participant to receive and the Company to issue shares of Stock or other equity securities in lieu of cash.

(f) EXERCISE PERIOD. Any grant may specify (i) a waiting period or periods before Stock Appreciation Rights shall become exercisable and (ii) permissible dates or periods on or during which Stock Appreciation Rights shall be exercisable. No Stock Appreciation Right granted under this Plan may be exercised more than ten years from the Grant Date. The original term of an SAR may not be extended without the prior approval of the Company’s shareholders.

(g) CHANGE IN CONTROL. Any grant may specify that a Stock Appreciation Right may be exercised only in the event of a change in control or other similar transaction or event. For this purpose, a “change in control” shall satisfy the definition of “change in the ownership or effective control of a corporation, or a change in the substantial ownership of the assets of a corporation” set forth in Proposed Regulation Section 1.409A-3(g)(5).

ARTICLE 9
PERFORMANCE SHARES OR PERFORMANCE UNITS
      9.1.     GRANT OF PERFORMANCE SHARES OR PERFORMANCE UNITS. The Committee is authorized to grant Performance Shares or Performance Units to Participants on such terms and conditions as may be selected by the Committee. The grant of a Performance Share to a Participant will entitle the Participant to receive at a specified later time a specified number of shares, or the equivalent cash value if the Committee so provides, if the Performance Objectives established by the Committee are achieved and the other terms and conditions thereof are satisfied. The grant of a Performance Unit to a Participant will entitle the Participant to receive at a specified later time a specified dollar value in cash or other property (including shares) as determined by the Committee, if the Performance Objectives in the Award are achieved and the other terms and conditions thereof are satisfied. The Committee shall have the complete discretion to determine the number of Performance Shares or Performance Units granted to each Participant, subject to any limitations contained in Article 5. All Awards of Performance Shares or Performance Units shall be evidenced by an Award Agreement. The Award Agreement shall specify the number of Performance Shares or Performance Units to which it pertains; provided that such number may be adjusted to reflect changes in compensation or other factors. Further, the Award Agreement shall state that the Performance Shares or Performance Units are subject to all of the terms and conditions of this Plan and such other terms and provisions as the Committee may determine consistent with this Plan. An Award of Performance Shares or Performance Units may or may not be designated as a Qualified Performance-Based Award, as determined by the Committee.
      9.2.     RIGHT TO PAYMENT. A grant of Performance Shares or Performance Units gives the Participant rights, valued as determined by the Committee, and payable to, or exercisable by, the Participant to whom the Performance Shares or Performance Units are granted, in whole or in part, as the Committee shall establish at grant or thereafter. The Committee shall set Performance Objectives and other terms or conditions to payment of the Performance Shares or Performance Units in its discretion which, depending on the extent to which they are met, will determine the number and value of Performance Shares or Performance Units that will be paid to the Participant.
      9.3.     PERFORMANCE PERIOD. The performance period with respect to each Performance Share or Performance Unit shall commence on the date specified in the Award Agreement and may be subject to earlier termination in the event of an acceleration under Article 14.
      9.4.     THRESHOLD PERFORMANCE OBJECTIVES. Each grant may specify in respect of the specified Performance Objectives a minimum acceptable level of achievement below which no payment will be made and may set forth a formula for determining the amount of any payment to be made if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Objectives.
      9.5.     PAYMENT OF PERFORMANCE SHARES AND PERFORMANCE UNITS. Awards of Performance Shares or Performance Units may be payable in cash, Stock, Restricted Stock, or other property in the discretion of the Committee, and have such other terms and conditions as determined by the Committee and reflected in the Award Agreement. For purposes of determining the number of shares of Stock to be used in payment of a Performance Unit denominated in cash but payable in whole or in part in Stock or Restricted Stock, the number of shares to be so paid will be determined by dividing the cash value of the Award to be so paid by the Fair Market Value of a share of Stock on the date of determination by the Committee of the amount of the payment under the Award.
      9.6.     DIVIDEND EQUIVALENTS. Any grant of Performance Shares may provide for the payment to the Participant of Dividend Equivalents thereon in cash or additional shares of Stock on a current or contingent basis.
ARTICLE 10
AWARDS OF RESTRICTED STOCK
      10.1.     GRANT OF RESTRICTED STOCK. The Committee is authorized to make Awards of Restricted Stock to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. All Awards of Restricted Stock shall be evidenced by an Award Agreement setting forth the terms, conditions and restrictions applicable to the Award. Each grant of Restricted Stock shall constitute an immediate transfer of the ownership of Stock to the Participant in consideration of the performance of services, subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.
      10.2.     ISSUANCE AND RESTRICTIONS. Restricted Stock shall be subject to such restrictions or transferability as the Committee may impose. Such restrictions may include, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock, and provisions subjecting the Restricted Stock to a continuing risk of forfeiture in the hands of any transferee. These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of Performance Objectives or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.
      10.3.     CONSIDERATION. Each grant may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Fair Market Value on the Grant Date.
      10.4.     SUBSTANTIAL RISK OF FORFEITURE. Each grant shall provide that the Restricted Stock covered thereby shall be subject to a “substantial risk of forfeiture” within the meaning of Code Section 83 for a period to be determined by the Committee on the Grant Date. Such grant or sale may be subject to the earlier termination of such risk of forfeiture in the event of an acceleration under Article 14. The period during which Restricted Stock is subject to a “substantial risk of forfeiture” shall not be less than three (3) years, except that performance-based Restricted Stock shall be subject to a “substantial risk of forfeiture” for a period of not less than one (1) year.
      10.5.     DIVIDENDS, VOTING AND OTHER OWNERSHIP RIGHTS. Unless otherwise provided in an Award Agreement or any special Plan document governing an Award, an Award of Restricted Stock shall entitle the Participant to all of the rights of a shareholder with respect to Restricted Stock (including dividend, voting and other ownership rights) throughout the restricted period.
      10.6.     PERFORMANCE-BASED RESTRICTED STOCK. Any Award or the vesting thereof of Restricted Stock may be predicated on or further conditioned upon the attainment of Performance Objectives established by the Committee and may or may not be designated as a Qualified Performance-Based Award, as determined by the Committee.

      10.7.     REINVESTING. Any grant may require that any or all dividends or other distributions paid on the Restricted Stock during the period of such restrictions be automatically sequestered and reinvested in additional shares of Stock, which may be subject to the same restrictions as the underlying Award or such other restrictions as the Committee may determine.
      10.8.     ISSUANCE OF RESTRICTED STOCK. Restricted Stock issued under the Plan shall be evidenced in a manner authorized by the General Corporation Law of the State of Delaware and may be evidenced in any such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock or otherwise must be subject to reasonable precautions intended to prevent unauthorized transfer.
ARTICLE 11
DIVIDEND EQUIVALENTS
      11.1.     GRANT OF DIVIDEND EQUIVALENTS. The Committee is authorized to grant Dividend Equivalents to Participants with respect to Full Value Awards granted hereunder, subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments equal to dividends with respect to all or a portion of the number of shares of Stock subject to a Full Value Award, as determined by the Committee. The Committee may provide that Dividend Equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional shares of Stock, or otherwise reinvested. An Award of Dividend Equivalents may or may not be designated as a Qualified Performance-Based Award, as determined by the Committee.
ARTICLE 12
OTHER STOCK-BASED AWARDS
      12.1.     GRANT OF OTHER STOCK-BASED AWARDS. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation shares of Stock awarded purely as a “bonus” and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Stock, and Awards valued by reference to book value of shares of Stock or the value of securities of or the performance of specified Parents or Subsidiaries. The Committee shall determine the terms and conditions of such Awards. An Award made pursuant to this Article 12 may or may not be designated as a Qualified Performance-Based Award, as determined by the Committee.
ARTICLE 13
CODE SECTION 409A PROVISIONS
      13.1.     DEFERRED COMPENSATION. Notwithstanding anything in the Plan or in any Award Agreement to the contrary, to the extent that any amount or benefit that would constitute “deferred compensation” to a Participant would otherwise be payable or distributable under the Plan or any Award Agreement solely by reason of the occurrence of a Change in Control or on account of the Participant’s Disability or separation from service, such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless (i) the circumstances giving rise to such Change in Control, Disability or separation from service meet the description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Section 409A of the Code and applicable proposed or final regulations, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A of the Code by reason of the short-term deferral exemption or otherwise. Any payment or distribution made at or on account of termination of employment to a Participant who is a Specified Employee may not be made before the date which is six (6) months after the date of the Specified Employee’s separation from service if the payment or distribution is not exempt from the application of Section 409A of the Code by reason of the short-term deferral exemption or otherwise. This provision does not prohibit the vesting of any Award or the vesting of any right to eventual payment or distribution of any amount or benefit under the Plan or any Award Agreement.
      13.2.     SAFE HARBOR EXTENSION PERIOD. Notwithstanding anything in the Plan or in any Award Agreement to the contrary, to the extent necessary to avoid the application of Section 409A of the Code to a Participant, (i) the Committee may not amend an outstanding Option, SAR or similar Award to extend the time to exercise such Award beyond the later of the fifteenth (15th) day of the third month following the date at which, or December 31 of the calendar year in which, the Award would otherwise have expired if the Award had not been extended, based on the terms of the Award at the original Grant Date (the “Safe Harbor Extension Period”), and (ii) any purported extension of the exercise period of an outstanding Award beyond the Safe Harbor Extension Period shall be deemed to be an amendment to the last day of the Safe Harbor Extension Period and no later.
      13.3.     DEFERRED COMPENSATION UNDER OTHER PLANS. In the event an Award is made as a result of a deferral of compensation under another plan or arrangement, the Award shall not be treated as deferred compensation with respect to this Plan; provided that, if such Award is deemed to be deferred compensation under this Plan, the Award shall be paid at the time and in the form specified in the other, relevant plan or arrangement. If the Award is paid at a time or in a form, or both at a time and in a form, specified in a deferral election, the deferral election shall specify the time and form of the delayed distribution. Such election must be made at least twelve (12) months prior to the date the Participant would have a binding right to payment of the Award; provided that a deferral election of an Award subject to Performance Objectives may be made no later than the date that is six (6) months before the end of a twelve-month performance period but before the Award has become both substantially certain to be paid and readily ascertainable. Provided further, that an election which changes the time or form of payment shall not take effect until the earlier of (1) a date that is at least twelve (12) months after the date the election is made if the Participant would have a binding right to the Award on account of Disability or death, or (2) five (5) years after the date the Participant would otherwise be entitled to payment (including the first payment of an installment or periodic payment) or otherwise have a binding right to the Award.
ARTICLE 14
PROVISIONS APPLICABLE TO AWARDS
      14.1.     TERM OF AWARD. The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Option or a Stock Appreciation Right granted in tandem with an Option exceed a period of ten years from its Grant Date.
      14.2.     FORM OF PAYMENT FOR AWARDS. Subject to the terms of the Plan and any applicable law or Award Agreement, payments or transfers to be made by the Company or a Parent or Subsidiary on the grant or exercise of an Award may be made in such form as the Committee determines at or after the time of grant, including without limitation, cash, Stock, Restricted Stock, other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, or in installments, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.
      14.3.     LIMITS ON TRANSFER.
      (a) Except as provided in Section 14.3(b) below, during a Participant’s lifetime, his or her Awards shall be exercisable only by the Participant. No Awards may be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution; no Awards shall be subject, in whole or in part, to attachment, execution or levy of any kind; and any purported transfer in violation hereof shall be null and void. A Participant may designate a beneficiary in accordance with procedures established by the Committee pursuant to Section 14.4 below, to whom any amounts payable or Stock deliverable in the event of, or following, the Participant’s death, may be provided.
      (b) The Committee may, in its discretion, determine that notwithstanding Section 14.3(a), any or all Awards shall be transferable to and exercisable by such transferees, and subject to such terms and conditions, as the Committee may deem appropriate; provided, however, no Award may be transferred for value (as defined in the General Instructions to Form S-8).
      (c) Notwithstanding Sections 14.3(a) and (b), an Award may be transferred pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such Section applied to an Award under the Plan, but only if the tax consequences flowing from the assignment or transfer are specified in said order, the order is accompanied by signed agreement by both or all parties to the domestic relations order, and, if requested by the Committee, an opinion is provided by qualified counsel for the Participant that the order is enforceable by or against the Plan under applicable law, and said opinion further specifies the tax consequences flowing from the order and the appropriate tax reporting procedures for the Plan.
      14.4.     BENEFICIARIES. Notwithstanding Section 14.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Company.
      14.5.     STOCK CERTIFICATES. All Stock issued under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock.
      14.6.     ACCELERATION FOLLOWING A CHANGE IN CONTROL. Except as otherwise provided in the Award Agreement, upon termination of a Participant’s employment by the Company without Cause, as such term is defined in Section 14.9 hereof, within twenty-four (24) months following the occurrence of a Change in Control, all outstanding Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised, automatically shall become fully exercisable and all restrictions on all outstanding Awards automatically shall lapse. With respect to Performance Objectives applicable to any Award for which the performance period is not complete, the Committee shall have the discretionary authority to determine whether, and if so, the extent to which, (1) the performance period or the Performance Objectives shall be deemed to be satisfied or waived following a Change in Control, and (2) the Performance Objectives shall be modified, adjusted or changed on account of the Change in Control.
      14.7.     ACCELERATION FOR ANY OTHER REASON. Regardless of whether an event has occurred as described in Section 14.6 above, and subject to the restrictions on Qualified Performance-Based Awards, the Committee may in its sole discretion at any time determine that all or a portion of a Participant’s Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable, and that all or a part of the restrictions on all or a portion of the outstanding Awards shall lapse, and that any Performance Objectives with respect to any Awards held by that Participant shall be deemed to be wholly or partially satisfied, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 14.7. The Committee’s discretion to act under this Section 14.7 shall not be limited to individual circumstances, but shall include the occurrence of any corporate circumstance, transaction or other event which is not a Change in Control but which the Board deems to be, or to be reasonably likely to lead to, an effective change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of the 1934 Act, and in each case, as of such date as the Committee may, in its sole discretion, declare, which may be on or before the consummation of such transaction or event.

      14.8.     EFFECT OF ACCELERATION. If an Award is accelerated under Section 14.6 or 14.7, the Committee may, in its sole discretion, provide (i) that the Award will expire after a designated period of time after such acceleration to the extent not then exercised, (ii) that the Award will be settled in cash rather than Stock, (iii) that the Award will be assumed by another party to the transaction giving rise to the acceleration or otherwise be equitably converted in connection with such transaction, (iv) that the Award may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying stock, as of a specified date associated with the transaction, over the exercise price of the Award, or (v) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.
      14.9.     LAPSE OR FORFEITURE AT OR FOLLOWING TERMINATION OF EMPLOYMENT.
      (a) Any Award, including, without limitation, Awards that are unvested, vested and unexercised, or subject or not subject to restrictions, shall automatically and immediately lapse and be forfeited if the Participant’s employment is terminated by the Company for Cause. As used herein, “Cause” means termination of the Participant’s employment by the Company or a Subsidiary due to a material violation of (i) the Company’s code of business conduct and ethics, (ii) the Participant’s fiduciary duties to the Company, or (iii) any law, provided such violation has materially harmed the Company.
      (b) In the case of an Option or Stock Appreciation Right, the following shall determine the date such Option or Stock Appreciation Right shall lapse on account of termination of employment, provided that in no case shall an Option or Stock Appreciation Right extend beyond the original expiration date specified in the grant thereof:

(i) An Option or Stock Appreciation Right that is not vested and fully exercisable on the date a Participant’s employment terminates shall lapse.

(ii) If the Participant’s employment is terminated for reasons other than (I) by reason of Disability or death or retirement at normal retirement age of 65 or early retirement at or after age 60 with twenty years of service, or (II) by the Company for Cause, for that Participant and with respect to any Option or Stock Appreciation Right that is vested and fully exercisable on the date of termination of employment, the period for exercising that Option or Stock Appreciation Right shall end ninety (90) days after the date of the Participant’s termination of employment and any unexercised Option or Stock Appreciation Right shall lapse at the end of such ninety-day period.

(iii) If the Participant’s employment terminates by reason of Disability, for that Participant and with respect to any Option or Stock Appreciation Right that is vested and fully exercisable on the date of termination of employment, the period for exercising that Option or Stock Appreciation Right shall end one year after the date of the Participant’s termination of employment and any unexercised Option or Stock Appreciation Right shall lapse at the end of such one-year period.

(iv) If the Participant’s employment terminates by reason of death, or if the Participant dies during the applicable ninety-day or one-year periods described in, respectively, paragraphs (ii) and (iii) above, for that Participant and with respect to any Option or Stock Appreciation Right that is vested and fully exercisable on the date of termination of employment, the period for exercising such Option or Stock Appreciation Right shall end one year after the date of the Participant’s death and any unexercised Option or Stock Appreciation Right shall lapse at the end of such one-year period. Upon the Participant’s death, the Option or Stock Appreciation Right may be exercised by the Participant’s beneficiary.

(v) If the Participant’s employment is terminated by reason of retirement at normal retirement age of 65 or early retirement at or after age 60 with twenty years of service, then, unless the Committee in its discretion determines otherwise, for that Participant and with respect to any Option or Stock Appreciation Right that is vested and fully exercisable on the date of termination of employment, the period for exercising that Option or Stock Appreciation Right shall be the original term and any unexercised Option or Stock Appreciation Right shall lapse at the end of the original term.

      (c) In the case of any Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, any Performance Shares or Performance Units that have not been fully earned, or any Stock that is subject to any transfer restriction hereunder:

(i) If the Participant’s employment is terminated by reason of death or Disability, then the restrictions will lapse, and the unearned or unvested portion of the Award will become immediately vested, earned and nonforfeitable.

(ii) If the Participant’s employment is terminated by reason of retirement at normal retirement age of 65 or early retirement at or after age 60 with twenty years of service, then the restrictions will lapse, or the Award will be deemed earned, as the case may be, with respect to that portion of the Award according to the following formula: The portion that becomes vested, earned and nonforfeitable shall equal the number of shares of Restricted Stock granted as of the Grant Date times the ratio of (i) the number of full months that have elapsed from the Grant Date to the date of the Participant’s retirement, to (ii), the number of full months contained in the original term of the Award, unless the Committee in its discretion determines otherwise.

(iii) If the Participant’s employment is terminated for any reason other than by reason of death, Disability, or retirement at normal retirement age of 65 or early retirement at or after age 60 with twenty years of service, then the restricted or unearned portion of the Award shall automatically and immediately be cancelled and forfeited, unless the Committee in its discretion determines otherwise.
      (d) Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive; provided that a Participant’s employment shall be deemed to be terminated upon the first date following the passage of six months of leave unless the Participant has a statutory or contractual right to reemployment. A termination of employment shall not occur in a circumstance in which a Participant transfers from the Company to one of its Parents or Subsidiaries, transfers from a Parent or Subsidiary to the Company, transfers from one Parent or Subsidiary to another Parent or Subsidiary or, in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant’s employer from or by the Company. The Committee may in its sole discretion take any further action that it deems to be equitable under the circumstances or in the best interests of the Company, including, without limitation, waiving or modifying any limitation or requirement with respect to any Award under this Plan. A Participant shall not be considered retired if and so long as he or she continues to serve as a director of the Company or a Subsidiary of the Company.
      (e) Without limiting the Committee’s discretion to cancel any Award at any time, the Committee shall have full power and authority to cancel an Award if the Participant, while employed by the Company or a Subsidiary or within a period which begins on the date of termination of employment and ends on the date which is one year later, engages in any activity which is in direct competition with the Company or solicits other employees or customers of the Company or its Subsidiaries in a competitive business venture. Whether a Participant has engaged in such conduct shall be determined by the Committee in its sole discretion, taking into account any determination by the Company that the Participant has acted in violation of a non-compete or non-solicitation agreement with or obligation to the Company or a Subsidiary.
      14.10.     PERFORMANCE OBJECTIVES. The Committee may determine that any Award granted pursuant to this Plan to a Participant (including, but not limited to, Participants who are Covered Employees) shall be determined solely on the basis of Performance Objectives. If an Award is made on the basis of Performance Objectives, the Committee shall establish objectives prior to the beginning of the period for which such Performance Objectives relate (or such later date as may be permitted under Code Section 162(m) or the regulations thereunder) and the Committee may for any reason reduce (but not increase) any Award, notwithstanding the achievement of a specified objective. Any payment of an Award granted with Performance Objectives, including any Qualified Performance-Based Award, shall be conditioned on the determination of the Committee in each case that the Performance Objectives and any other material conditions have been satisfied. The Committee’s determination shall be certified in the

Committee’s minutes, and shall be based on receipt of a written certification of the Company’s Human Resource Department that the Performance Objectives and any other material conditions have been satisfied.
      Except in the case of Disability or death of the Participant, or upon the occurrence of a Change in Control, no Qualified Performance-Based Award held by a Covered Employee or by an employee who in the reasonable judgment of the Committee may be a Covered Employee on the date of payment, may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under the Plan with respect to a Qualified Performance-Based Award under the Plan, in any manner to waive the achievement of the applicable Performance Objective or to increase the amount payable pursuant thereto or the value thereof, or otherwise in a manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162 (m) Exemption. Performance periods established by the Committee for a Qualified Performance-Based Award may be as short as three months and may be any longer period. In the case of Disability or death of the Participant, the Committee may provide, either in connection with the grant thereof or by amendment thereafter, that achievement of an applicable Performance Objective will be waived.
      If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Committee may determine that the specified Performance Objectives are no longer appropriate and may (i) modify, adjust, change or eliminate the Performance Objectives or the applicable performance period as it deems appropriate to make such criteria and period comparable to the initial Performance Objectives and period, or (ii) make a cash payment to the Participant in an amount determined by the Committee. The foregoing two sentences shall not apply with respect to an Award that is intended to be a Qualified Performance-Based Award if the recipient of such Award (a) was a Covered Employee on the date of the modification, adjustment, change or elimination of the Performance Criteria or performance period, or (b) in the reasonable judgment of the Committee, may be a Covered Employee on the date the Award is expected to be paid.
      14.11.     SUBSTITUTE AWARDS. The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or a Subsidiary as a result of a merger or consolidation of the former employing entity with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the former employing entity. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.
ARTICLE 15
CHANGES IN CAPITAL STRUCTURE
      15.1.     GENERAL. In the event a stock dividend, stock-split or a combination or consolidation of the outstanding stock of the Company into a lesser number of shares, is declared upon the Stock, the authorization limits under Sections 5.1 and 5.5 shall be increased or decreased proportionately, and the shares of Stock then subject to each Award shall be increased or decreased proportionately without any change in the aggregate purchase price therefore. In the event the Stock shall be changed into or exchanged for a different number or class of shares of stock or securities of the Company or of another corporation, whether through reorganization, recapitalization, reclassification, share exchange, spin-off, stock split-up, combination or exchange of shares, merger or consolidation, the authorization limits under Sections 5.1 and 5.5 shall be adjusted proportionately, and there shall be substituted for each such share of Stock then subject to each Award the number and class of shares into which each outstanding share of Stock shall be so exchanged, all without any change in the aggregate purchase price for the shares then subject to each Award.
      Action by the Committee pursuant to this Section 15.1 may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. In addition, upon the occurrence or in anticipation of such an event, the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iii) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise price of the Award, (iv) that performance targets and performance periods for Awards will be modified consistent with Code Section 162(m) where applicable, or (v) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.
ARTICLE 16
AMENDMENT, MODIFICATION AND TERMINATION
      16.1.     AMENDMENT, MODIFICATION AND TERMINATION. The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (i) materially increase the benefits accruing to Participants, (ii) materially increase the number of shares of Stock available under the Plan, (iii) expand the types of awards under the Plan, (iv) materially expand the class of employees eligible to participate in the Plan, (v) materially extend the term of the Plan, or (vi) otherwise constitute a material change requiring shareholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an applicable exchange, then such amendment shall be subject to shareholder approval; and provided, further, that the Board or Committee may condition any amendment or modification on the approval of stockholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations, or to comply with the listing or other requirement of an applicable exchange.
      16.2.     AWARDS PREVIOUSLY GRANTED. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however, that, subject to the terms of the applicable Award Agreement, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination. No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant.
ARTICLE 17
GENERAL PROVISIONS
      17.1.     NO RIGHTS TO AWARDS. No Participant or eligible individual shall have any claim to be granted any Award under the Plan, and neither the Company nor the Committee is obligated to treat Participants or eligible individuals uniformly, and determinations made under the Plan may be made by the Committee selectively among eligible Participants who receive, or are eligible to receive, Awards (whether or not such eligible Participants are similarly situated).
      17.2.     NO STOCKHOLDER RIGHTS. No Award gives the Participant any of the rights of a stockholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.
      17.3.     WITHHOLDING. The Company or any Parent or Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the Plan. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding shares of Stock having a Fair Market Value on the date of withholding equal to the amount required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes. Additionally, if the Committee so determines, the Participant may deliver to the Company unrestricted shares which have been held by the Participant for at least six (6) months, or any other shorter or longer period as necessary to avoid the recognition of an expense under generally accepted accounting principles, to satisfy any additional tax obligations owed by the Participant. The Company shall have the authority to require a Participant to remit cash to the Company in lieu of the surrender of shares of Stock for taxes if the surrender of shares for such purpose would result in the Company’s recognition of expense under generally accepted accounting principles.
      17.4.     NO RIGHT TO CONTINUED SERVICE. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Parent or Subsidiary to terminate any Participant’s employment or status as an officer or director at any time, nor confer upon any Participant any right to continue as an employee, officer or director of the Company or any Parent or Subsidiary, whether for the duration of the Participant’s Award or otherwise.
      17.5.     UNFUNDED STATUS OF AWARDS. The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Parent or Subsidiary. This Plan is not intended to be subject to ERISA.
      17.6.     INDEMNIFICATION. To the extent allowable under applicable law, each member of the Committee shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which such member may be a party or in which he may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by such member in satisfaction of judgment in such action, suit, or proceeding against him provided he gives the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
      17.7.     RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Parent or Subsidiary unless provided otherwise in such other plan.
      17.8.     EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Parents or Subsidiaries.
      17.9.     TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.
      17.10.     GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.
      17.11.     FRACTIONAL SHARES. No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down.
      17.12.     GOVERNMENT AND OTHER REGULATIONS. The obligation of the Company to make payment of Awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register under the 1933 Act, or any state securities act, any of the shares of Stock paid under the Plan. The shares paid under the Plan may in certain circumstances be exempt from registration under the

1933 Act, and the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption. Payment of an Award hereunder may be delayed in the sole discretion of the Committee if the Committee reasonably anticipates that payment of the Award would violate Federal securities law or other applicable law; provided that payment shall be made at the earliest date that the Committee reasonably anticipates that making the payment will not cause such violation.
      17.13.     GOVERNING LAW. To the extent not governed by federal law, the Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware.
      17.14.     ADDITIONAL PROVISIONS. Each Award Agreement may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of this Plan.
      17.15.     FOREIGN PARTICIPANTS. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals, or who are employed by or perform services for the Company or any Subsidiary outside of the United States of America, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose, provided that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the terms of this Plan, as then in effect, unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.
      17.16.     NO LIMITATIONS ON RIGHTS OF COMPANY. The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume Awards, other than under the Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer shares of Stock to a Subsidiary or a Parent, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary or Parent will transfer such shares of Stock to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.
      IN WITNESS WHEREOF, the Company has caused its duly authorized officers to affix their signatures to this Plan as of the                     day of                     , 2006.

ATTEST:	REGIONS FINANCIAL CORPORATION

By:	By:
Its:	Its:

☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card	123456	C0123456789	12345

Election of Directors	PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.
1.	The Board of Directors recommends a vote FOR the three nominees for director of Regions listed below.

	For	Withhold
01 - George W. Bryan	☐	☐

02 - Susan W. Matlock	☐	☐

03 - Michael S. Stames	☐	☐
  Issues
The Board of Directors recommends a vote FOR Proposals 2 and 3 and AGAINST Proposal 4.

		For	Against	Abstain
2.	To approve the Regions Financial Corporation 2006 Long Term Incentive Plan.	☐	☐	☐
3.	To ratify the appointment of Ernst & Young LLP as Regions’ independent auditors for the year 2006.	☐	☐	☐
4.	Shareholder proposal to recommend the annual election of all directors.	☐	☐	☐

The proxy holder may vote and otherwise represent the undersigned on any other matter which may properly come before the meeting or any adjournment or postponement thereof in the discretion of the proxy holder.
  Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.
Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If shares are held jointly, each holder must sign.
Please complete, date, sign and mail this proxy promptly in the enclosed postage-paid envelope.

Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box	Date (mm/dd/yyyy)
/ /

■	0 0 8 8 9 5 1	1UPX	COY	+

  Proxy — Regions Financial Corporation
P.O. Box 10247
Birmingham, Alabama 35202-0247
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Jackson W. Moore, Richard D. Horsley, and R. Alan Deer and each or any one of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each to represent and to vote, as designated on the reverse side, all the shares of common stock of Regions Financial Corporation (“Regions”) held of record by the undersigned on March 23, 2006, at the annual meeting of stockholders to be held May 18, 2006, or any adjournment thereof. This card also constitutes voting instructions for all shares beneficially owned and votable, if any, by the undersigned as a participant in the Computershare Investment Plan for Regions Financial Corporation, Regions 401(k) Plan, and/or Directors Stock Investment Plan and held of record by the administrators and trustees of such Plans.
Should the undersigned be present and elect to vote at the annual meeting or at any adjournment thereof and after notification to the secretary of Regions at the meeting of the stockholder’s decision to terminate this proxy, then this proxy shall be deemed terminated and of no further force and effect. This proxy may also be revoked by submission of a properly executed subsequently dated proxy or by written notice to Regions for receipt prior to the annual meeting.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN ITEM 1, FOR ITEMS 2 AND 3, AND AGAINST ITEM 4.
Dear Stockholder,
Stockholders of Regions Financial Corporation can take advantage of several services available through our transfer agent, Computershare Trust Company, N.A. These services include:
Direct Stock Purchase and Dividend Reinvestment Plan
Stockholders may purchase or sell Regions common stock directly through the Plan rather than with a broker. Automatic investment allows you to purchase additional shares on a regular basis by authorizing Computershare to electronically debit your checking or savings account each month. Stockholders can deposit certificates to be held on account for safekeeping, request a certificate for shares held on account or transfer shares to others.
Direct Deposit of Dividends
Stockholders are encouraged to enroll in Direct Deposit (ACH Credit) and have their dividends deposited directly into their checking or savings accounts. Participation in this free service will enable stockholders to have access to their dividend payment sooner than if they received a check. To enroll, please mail a voided check, along with your request for enrollment, to Computershare at the address listed below or enroll online through Internet Account Access at www.computershare.com/equiserve.
Internet Account Access
Stockholders of record may access their accounts via the Internet to obtain their share balance, conduct secure transactions, request printable forms and view the current market value of their investment as well as historical stock prices. To log on to this secure site and request your initial password, go to www.computershare.com/equiserve and click on “Account Access.”
Transfer Agent Contact Information

Computershare Trust Company, N.A.	Telephone Inside the USA:	(800) 524-2879
P.O. Box 43069	Telephone Outside the USA:	(781) 575-2723
Providence, RI 02940-3069	TDD/TTY for Hearing Impaired:	(800) 952-9245
Telephone and Internet Voting Instructions
You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

•	Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•	Follow the simple instructions provided by the recorded message.
•	Go to the following web site: WWW.COMPUTERSHARE.COM/EXPRESSVOTE

•	Enter the information requested on your computer screen and follow the simple instructions.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 11:59 p.m., Central Time, on May 17, 2006.
THANK YOU FOR VOTING